Exhibit 10.7

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

EXECUTION COPY

License and Collaboration Agreement

by and between

Portola Pharmaceuticals, Inc.

and

Biogen Idec MA Inc.

(continued)

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(continued)

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(continued)

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

LICENSE AND COLLABORATION AGREEMENT

This LICENSE AND COLLABORATION AGREEMENT (“Agreement”) is made as of this 26th day of October, 2011 (“Execution Date”), by and between Biogen Idec MA Inc., a corporation organized and existing under the laws of Massachusetts, having its principal place of business at 14 Cambridge Center, Cambridge, Massachusetts (“Biogen Idec”) and Portola Pharmaceuticals, Inc., a corporation organized and existing under the laws of Delaware, having its principal place of business at 270 East Grand Avenue, Suite 22, South San Francisco, CA 94080, USA (“Portola”). Biogen Idec and Portola are referred to individually as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, Portola is engaged in the development of innovative therapeutics for cardiovascular disease, inflammatory disease and cancer;

WHEREAS, Biogen Idec is a pharmaceutical company with expertise in developing and commercializing pharmaceutical products;

WHEREAS, Portola controls certain patents and know-how relating to its proprietary Syk kinase inhibitor program, including patents and know-how covering the lead compound and backup compounds in such program; and

WHEREAS, Biogen Idec wishes to obtain from Portola the exclusive rights to develop and commercialize such lead compound and its related backup compounds, and Portola wishes to grant such rights to Biogen Idec, all under the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants herein contained, the receipt and sufficiency which are hereby acknowledged, Biogen Idec and Portola hereby agree as follows.

ARTICLE 1

DEFINITIONS

Unless the context otherwise requires, the terms in this Agreement with initial letters capitalized, shall have the meanings set forth below, or the meaning as designated in the indicated places throughout this Agreement.

1.1 “Active Ingredient” or “API” means, in a pharmaceutical product, a clinically active material that provides pharmacological activity or a pro-drug therefor (excluding formulation components such as coatings, stabilizers, excipients or solvents, adjuvants or controlled release technologies).

1.2 “Affiliate” means, with respect to a Party, any person that controls, is controlled by, or is under common control with that Party. For the purpose of this definition, “control” means any of the following: (a) direct or indirect ownership of more than fifty percent (50%) of the shares of stock entitled to vote for the election of directors in the case of a corporation; (b)

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

direct or indirect ownership of more than fifty percent (50%) of the equity interest in the case of any other type of legal entity; (c) status as a general partner in any partnership or (d) any other arrangement whereby the entity or person: (i) controls or has the right to control the board of directors or equivalent governing body of a corporation or other entity; or (ii) possesses the ability to cause the direction of the management or policies of a corporation or other entity.

1.3 “Alliance Manager” has the meaning set forth in Section 3.1.

1.4 “Astellas” means Astellas Pharma Inc. and any successor entities thereof.

1.5 “Astellas Agreement” means the License Agreement by and between Portola and Astellas, effective on May 13, 2005, as amended and restated on March 16, 2009 and December 20, 2010, and as further amended from time to time.

1.6 “Audited Party” has the meaning set forth in the Financial Exhibit.

1.7 “Auditing Party” has the meaning set forth in the Financial Exhibit.

1.8 “Back-Up Compound” means any Syk Selective Inhibitor (other than the Lead Compound), including any prodrug, metabolite, [*] salt form or radio-labeled form thereof, that is, as of the Execution Date, or becomes, during the Term, Controlled by Portola or by Biogen Idec, except as part of an Exempted Program under Section 2.4(a). Back-Up Compound shall include [*].

1.9 “Biogen Idec Co-Promotion Term” has the meaning set forth in Section 7.2(a)(ii).

1.10 “Biogen Idec Estimate” has the meaning set forth in Section 7.2(b)(ii).

1.11 “Biogen Idec Indemnitees” has the meaning set forth in Section 13.1.

1.12 “Biogen Idec Know-How” means any Know-How Controlled by Biogen Idec or any of its Affiliates as of the Execution Date or thereafter during the Term relating to the Collaboration Compounds and/or Products that is necessary or reasonably useful for the Development, Manufacture, use or commercialization of the Collaboration Compounds and/or Products in the Licensed Field.

1.13 “Biogen Idec [*]” has the meaning set forth in Section [*].

1.14 “Biogen Idec Patents” means any Patent Rights Controlled by Biogen Idec or any of its Affiliates as of the Execution Date or thereafter during the Term that claim the Collaboration Compounds and/or Products or their composition, formulation, Manufacture or use in the Licensed Field.

1.15 “Biogen Idec Technology” means Biogen Idec Know-How and Biogen Idec Patents.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

1.16 “Calendar Quarter” means the respective periods of three (3) consecutive calendar months ending on March 31, June 30, September 30 and December 31.

1.17 “Calendar Year” means a period of twelve (12) consecutive calendar months ending on December 31.

1.18 “Certain Acquirer” means any of [*], and any successor thereto or any acquirer of rights in any pharmaceutical product of such entities which, as of the relevant Certain Change of Control Event, has been advanced to at least the commencement of [*] or any acquirer of rights in any of the following products: [*].

1.19 “Certain Change of Control Event” means a Change of Control of Portola pursuant to which Portola is acquired by or otherwise becomes an Affiliate of a Certain Acquirer.

1.20 “cGMPs” means all current applicable laws and regulation that apply to the Manufacture of Active Ingredients and pharmaceutical products, including but not limited to, as applicable, (a) the United States regulations set forth under Title 21 of the United States Code of Federal Regulations parts 210, 211, as may be amended from time to time as well as applicable guidance published by the FDA from time to time; (b) the EU good manufacturing practices set forth in the European Community directive 2003/94/EC, Directive 2001/83/EC, all relevant implementations of such directive and relevant guidelines including Volume 4 of the Rules Governing Medicinal Products in the European Union: Medicinal Products for Human and Veterinary Use; and (c) the Ministry of Health Labor and Welfare GMP/GQP ordinances and accompanying regulations in Japan, in each case as may be modified or supplemented during the Term.

1.21 “Change of Control” means, with respect to a particular Party: (a) the sale of all or substantially all of such Party’s (or any of its controlling Affiliates’) assets or business relating to the subject matter of this Agreement; (b) a merger, reorganization or consolidation involving such Party (or a controlling Affiliate thereof) in which the voting securities of such Party (or such controlling Affiliate, as applicable) outstanding immediately prior thereto cease to represent at least fifty percent (50%) of the combined voting power of the surviving entity immediately after such merger, reorganization or consolidation; or (c) the acquisition by a person or entity of more than fifty percent (50%) of the voting equity securities or management control of such Party (or a controlling Affiliate thereof) as a result of a single transaction or a series of related transactions.

1.22 “Claims” has the meaning set forth in Section 13.1.

1.23 “Collaboration Budget” has the meaning set forth in the Financial Exhibit.

1.24 “Collaboration Compound” means any of Lead Compound and/or Back-Up Compounds.

1.25 “Collaboration Operating Profit (or Loss)” has the meaning set forth in the Financial Exhibit.

1.26 “Combination Product” has the meaning set forth in the Financial Exhibit.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

1.27 “Combination Product Amount” has the meaning set forth in the Financial Exhibit.

1.28 “Commence” or “Commencement” means, with respect to a clinical trial, the first dosing of the first human subject with a Collaboration Compound or Product.

1.29 “Commercialization Plan” has the meaning set forth in Section 7.1(c).

1.30 “Commercially Reasonable Efforts” means, with respect to the efforts to be expended by a Party pertaining to a particular objective, the objective, reasonable, diligent, good faith efforts to accomplish such objective in an active and ongoing program as a similarly situated (with respect to size, stage of development, and assets) biotechnology or pharmaceutical company, as the case may be, would use to accomplish a similar objective under similar circumstances exercising reasonable business judgment, taking into account the following factors to the extent applicable: stage of development, [*] efficacy and safety issues, characteristics of competitive products in or anticipated to be in the marketplace, [*] Third Party intellectual property rights, actual or anticipated [*], the nature and extent of market exclusivity (including patent coverage and regulatory exclusivity), cost and likelihood of obtaining Regulatory Approval, and projected or actual economic return (without taking into consideration the economic terms in this Agreement in comparison with other programs of such Party). Commercially Reasonable Efforts shall be determined on a market-by-market and indication-by-indication basis for a particular Product, and it is anticipated that the level of effort may be different for different markets, and may change over time, reflecting changes in the status of each such Product and the market(s) involved.

1.31 “Confidential Information” means all proprietary Know-How, unpublished patent applications and other information and data of a financial, commercial or technical nature which the disclosing Party or any of its Affiliates has supplied or otherwise made available to the other Party or its Affiliates, whether made available orally, in writing or in electronic form, including information comprising or relating to concepts, discoveries, inventions, data, designs or formulae in relation to this Agreement.

1.32 “Confidentiality Agreement” has the meaning set forth in Section 14.8.

1.33 “Contract Manufacturer” means any Third Party contract manufacturer (including toll manufacturers) with which Biogen Idec or Portola or any of their Affiliates contracts for the Manufacture of any Collaboration Compound or Product.

1.34 “Control” or “Controlled” means, with respect to any Know-How, Patent Rights, other intellectual property rights, or any proprietary or trade secret information, the legal authority or right (whether by ownership, license or otherwise) of a Party to grant a license or a sublicense under such Know-How, Patent Rights, or intellectual property rights to another Person, or to otherwise disclose such proprietary or trade secret information to another Person, without breaching the terms of any agreement with a Third Party, or misappropriating the proprietary or trade secret information of a Third Party.

1.35 “Co-Promotion/Co-Promote” means co-detailing activities of the Products to healthcare professionals to be conducted by Biogen Idec in the United States in the event Biogen

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Idec exercises its rights under Section 7.2(a); and/or by Portola in the United States in the event that Portola exercises its rights under Section 7.2(b).

1.36 “Co-Promotion Agreement” has the meaning set forth in Section 7.2(b)(vi).

1.37 “Co-Promotion Option” has the meaning set forth in Section 7.2(b)(ii).

1.38 “Cost of Clinical Supplies” has the meaning set forth in the Financial Exhibit.

1.39 “Cost of Goods Manufactured for Sale (COGM)” has the meaning set forth in the Financial Exhibit.

1.40 “Cost of Sales” has the meaning set forth in the Financial Exhibit.

1.41 “Detail” means an in-person interaction between a sales representative and a Prescriber for the purposes of informing such Prescriber of the characteristics of the Products and providing Product-related information and/or services. When used as a verb, the term “Detail” or “Detailing” means to perform a Detail.

1.42 “Develop” or “Development” means the research and development activities for a Collaboration Compound, or Product, including, without limitation, discovery or identification of Collaboration Compounds, preclinical and clinical activities and studies designed to obtain any Regulatory Approval of such Product, Manufacturing Development, toxicology studies, Manufacture and distribution of Collaboration Compounds and Products for use in clinical trials, including placebos and comparators as the case may be, statistical analysis, the preparation, filing and prosecution of NDAs and MAAs, and all regulatory affairs related to the foregoing.

1.43 “Development Expenses” has the meaning set forth in the Financial Exhibit.

1.44 “Development Plan” means the plan attached hereto as Exhibit A for the Parties’ Development of Collaboration Compounds and the Products [*], including the related Development Budget, in each case as amended from time to time and approved by the JDC or JSC, as applicable pursuant to Article 4.

1.45 “Distribution Costs” has the meaning set forth in the Financial Exhibit.

1.46 “DMF” means a Drug Master File maintained with the FDA or its equivalent maintained with a Regulatory Authority in other countries.

1.47 “Effective Date” means the date this Agreement becomes effective as determined in accordance with Section 14.16.

1.48 “EMA” means the European Medicines Agency or any successor entity thereto.

1.49 “[*]” has the meaning set forth in Section [*].

1.50 “Excess Product Liability Costs” has the meaning set forth in Section 13.3.

1.51 “Exempted Program” has the meaning set forth in Section 2.4(a).

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

1.52 “Ex-US Commercial Profit (or Loss)” means the Collaboration Operating Profit (or Loss) resulting from the Commercialization of Products in countries of the Profit Share Territory other than the United States, provided that for the purposes solely of this definition, Operating Expenses shall exclude Development Expenses and Ongoing Development Expense incurred by or on behalf of a Party or the Parties jointly for the purpose of obtaining or maintaining Regulatory Approval outside of the United States.

1.53 “FDA” means the United States Food and Drug Administration or any successor entity thereto.

1.54 “Filing” of an NDA means the acceptance by a Regulatory Authority of an NDA for filing, if applicable, or the date of filing if the applicable regulatory jurisdiction does not have an “acceptance” process or requirement.

1.55 “Financial Exhibit” means the financial planning, accounting and reporting procedures related to this Agreement attached hereto as Financial Exhibit.

1.56 “First Commercial Sale” means, with respect to any Product, the first sale to an unrelated Third Party in a bona fide arms-length transaction for distribution, use or consumption of any such Product in a country after the applicable Regulatory Approval has been obtained for such Product in such country, excluding compassionate use and/or named patient arrangements.

1.57 “FTE Costs” has the meaning set forth in the Financial Exhibit.

1.58 “Full Data Package” means, with respect to a completed Phase II Trial, all[*] data for such trial, including but not limited to[*] in such trial (such as, in the case of trials conducted for rheumatoid arthritis, all relevant data with respect to [*].

1.59 “Functional Currency” has the meaning set forth in the Financial Exhibit.

1.60 “GAAP” means generally accepted accounting principles as in effect in the United States and from time to time applied by Biogen Idec in its audited financial statements.

1.61 “Generic Product” means, with respect to any Product in a particular country, a pharmaceutical product that: (a) is sold by a Third Party that has not obtained the rights to sell such product as a licensee or sublicensee of Biogen Idec or any of its Affiliates or through a chain of commerce including such an entity; (b) is approved pursuant to an abbreviated new drug application referencing the NDA for such Product or otherwise contains as an Active Ingredient the same Collaboration Compound (or a bioequivalent prodrug, metabolite, ester, stereoisomer, hydrate, solvate, or salt thereof) and utilizes the same route of administration as such Product; and (c) is approved or otherwise lawfully marketed for human pharmaceutical use in such country.

1.62 “Go/No-go Decision” has the meaning set forth in Section 4.1(a).

1.63 “Gross Sales” has the meaning set forth in the Financial Exhibit.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

1.64 “Government Exclusivity” means, with respect to any country of the Territory, any additional market protection, beyond Patent Rights, granted by a Regulatory Authority in such country which confers an exclusive commercialization period during which Biogen Idec and/or any of its Affiliates, licensees and/or sublicensees is granted the exclusive right to market and sell a Product in such country through a regulatory exclusivity right such as new chemical entity exclusivity, new use or indication exclusivity, orphan drug exclusivity, pediatric exclusivity and any applicable data exclusivity.

1.65 “HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules promulgated thereunder.

1.66 “HSR Filing Date” has the meaning set forth in Section 14.16.

1.67 “IND” means an Investigational New Drug application, Clinical Study Application, Clinical Trial Exemption, or similar application or submission for approval to conduct human clinical investigations filed with or submitted to a Regulatory Authority in conformance with the requirements of such Regulatory Authority.

1.68 “Indemnified Party” has the meaning set forth in Section 13.4.

1.69 “Indemnifying Party” has the meaning set forth in Section 13.4.

1.70 “Indication” means any human disease or condition in the Licensed Field which can be treated, prevented or cured or the progression of which can be delayed and for which a Product is specifically developed in order to obtain regulatory approval for use of such Product pursuant to an approved label claim. A single Indication shall include the primary disease and variants or subdivisions or subclassifications within such primary disease. Treatment, modulation and/or prophylaxis of the same disease, regardless of the patient population, shall be treated as the same Indication. Treatment as monotherapy or treatment in combination with another product shall all be treated as the same Indication. For clarity (and without exclusion of other Indications), each indication set forth on Exhibit B shall be deemed a separate Indication for the purpose of this Agreement, but label expansion within each indication set forth on Exhibit B shall not be considered a separate Indication.

1.71 “Invention” means any process, method, composition of matter, article of manufacture, discovery or finding, whether or not patentable, that is conceived and/or reduced to practice as a result of a Party, its Affiliate or a Third Party acting on behalf of such Party or Affiliate in the course of performance of any activities under the Development Plan or otherwise exercising its rights or carrying out its obligations under this Agreement.

1.72 “Joint Commercialization Committee” or “JCC” has the meaning set forth in Section 3.5(d).

1.73 “Joint Development Committee” or “JDC” has the meaning set forth in Section 3.5(c).

1.74 “Joint Development Team” has the meaning set forth in Section 3.5(b).

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

1.75 “Joint Steering Committee” or “JSC” has the meaning set forth in Section 3.2.

1.76 “[*] Niche Development” has the meaning set forth in Section [*].

1.77 “Joint Invention” has the meaning set forth in Section 9.1.

1.78 “Joint Know-How” means any Know-How within the Joint Inventions.

1.79 “Joint Patents” means any Patent Rights claiming Joint Inventions.

1.80 “Joint Technology” means Joint Know-How and Joint Patents.

1.81 “Know-How” means any information and materials, including but not limited to, discoveries, improvements, processes, methods, protocols, formulas, data, inventions, know-how and trade secrets, patentable or otherwise, but excluding any Patent Rights.

1.82 “Lead Compound” means Portola’s proprietary compound known as PRT062607 and having the structure set forth on Exhibit C to this Agreement, including any prodrug, metabolite, stereoisomer, hydrate, solvate, salt form or radiolabeled form thereof.

1.83 “Licensed Field” means all human diagnostic, therapeutic or prophylactic uses, provided that the Licensed Field shall exclude the Retained Field.

1.84 “Losses” has the meaning set forth in Section 13.1.

1.85 “Major Indication” means any Indication directed to rheumatoid arthritis, lupus, [*], allergic asthma, [*], or any other Indication in the Licensed Field that is not a Niche Indication.

1.86 “Major Territory” means each of the following: the United States, France, Germany, Italy, Spain, and the United Kingdom.

1.87 “Manufacture” means all operations in the manufacture, receipt, incoming inspections, storage and handling of Materials, manufacture, processing, formulation, packaging, labeling, warehousing, quality control testing (including in-process release and stability testing), shipping and release of Active Ingredient contained in a Product, Collaboration Compounds or Products, as the case may be and to the extent applicable.

1.88 “Manufacturing Development” all activities related to the optimization of a manufacturing process for the manufacture of Product (including Active Ingredients therefor), including but not limited to, test method development and stability testing, formulation, validation, productivity, troubleshooting and second generation formulation, process development, manufacturing scale-up, development stage manufacturing and quality assurance/quality control development.

1.89 “Manufacturing Transfer Period” has the meaning set forth in Section 6.2(a).

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

1.90 “Marketing Application Authorization” or “MAA” means an application for the authorization to market a Product in any country or group of countries outside the United States, as defined in the applicable laws and regulations and filed with the Regulatory Authority of a given country or group of countries.

1.91 “Marketing Costs” has the meaning set forth in the Financial Exhibit.

1.92 “Material Development Plan Amendment” has the meaning set forth in Section 3.2(b).

1.93 “Materials” means all raw materials including any Active Ingredient, excipients, components, containers, labels and packaging necessary for the Manufacture of Collaboration Compounds or Products.

1.94 “Medical Education Costs” has the meaning set forth in the Financial Exhibit.

1.95 “Milestone Amount” has the meaning set forth in Section 8.2(g).

1.96 “NDA” means a New Drug Application, Marketing Application Authorization or similar application or submission for Regulatory Approval of a Product filed with a Regulatory Authority to obtain marketing approval for a biological or pharmaceutical product in that country or in that group of countries.

1.97 “Net Sales” has the meaning set forth in the Financial Exhibit.

1.98 “Niche Commercialization Option” has the meaning set forth in Section 7.2(a)(i).

1.99 “Niche Development” has the meaning set forth in Section 4.1(c)(ii).

1.100 “Niche Indication” shall have the meaning set forth in Section 4.1(c)(i).

1.101 “Niche Indication [*]” has the meaning set forth in Section [*].

1.102 “Ongoing Development Expenses” has the meaning set forth in the Financial Exhibit.

1.103 “Operating Expenses” has the meaning set forth in the Financial Exhibit.

1.104 “Opt-Out Option” has the meaning set forth in Section 4.5(b).

1.105 “Other Out-of-Pocket Expenses” has the meaning set forth in the Financial Exhibit.

1.106 “Patent Expenses” has the meaning set forth in the Financial Exhibit.

1.107 “Patent Rights” means all patents and patent applications (which for the purpose of this Agreement shall be deemed to include certificates of invention and applications for certificates of invention), including all divisionals, continuations, substitutions, continuations-in-

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

part, re-examinations, reissues, additions, renewals, revalidations, extensions, registrations, pediatric exclusivity periods and supplemental protection certificates and the like of any such patents and patent applications, and any and all foreign equivalents of the foregoing.

1.108 “Person” means any individual, partnership, limited liability company, firm, corporation, association, trust, unincorporated organization or other entity.

1.109 “Phase I Clinical Trial” means a controlled human clinical trial that would satisfy the requirements of 21 CFR 312.21(a).

1.110 “Phase II Clinical Trial” means a controlled human clinical trial that would satisfy the requirements of 21 CFR 312.21(b).

1.111 “Phase IIa Trial” shall mean a pilot Phase II Clinical Trial in the relevant human patient population for the purpose of determining the safe and effective dose range for the proposed therapeutic indication of a product and other characteristics of safety and efficacy, as exemplified in 21 C.F.R. § 312.21(b).

1.112 “Phase IIb Trial” means a well-controlled Phase II Clinical Trial in the relevant human patient population for the purpose of determining safety and efficacy of the relevant product, as exemplified in 21 C.F.R. § 312.21(b).

1.113 “Phase III Clinical Trial” means a large, controlled or uncontrolled human clinical trial that would satisfy the requirements of 21 CFR 312.21(c).

1.114 “Phase IV Clinical Trial” has the meaning set forth in the Financial Exhibit.

1.115 “Portola Co-Promotion Effort” has the meaning set forth in Section 7.2(b)(iii).

1.116 “Portola Co-Promotion Term” has the meaning set forth in Section 7.2(b)(ii).

1.117 “Portola Development Activities” means all Development activities with respect to the Collaboration Compounds, and Products for which Portola is responsible under the Development Plan and/or that are performed by or on behalf of Portola.

1.118 “Portola Indemnitees” has the meaning set forth in Section 13.2.

1.119 “[*] Niche Development” has the meaning set forth in Section [*].

1.120 “Portola Know-How” means any Know-How Controlled by Portola or any of its Affiliates as of the Execution Date or thereafter during the Term relating to the Collaboration Compounds and/or Products that is necessary or reasonably useful for the Development, Manufacture, use or commercialization of the Collaboration Compounds and/or Products in the Licensed Field.

1.121 “Portola Manufacturing Activities” has the meaning set forth in Section 6.1(a).

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

1.122 “Portola Manufacturing Know-How” has the meaning set forth in Section 6.2(a).

1.123 “Portola Patents” means any Patent Rights Controlled by Portola or any of its Affiliates as of the Execution Date or thereafter during the Term that claim the Collaboration Compounds and/or Products or their composition, formulation, Manufacture or use in the Licensed Field. Portola represents that Portola Patents existing as of the Execution Date are set forth on Exhibit D.

1.124 “Portola Technology” means the Portola Know-How and Portola Patents.

1.125 “Post-Approval Clinical Trial” has the meaning set forth in the Financial Exhibit.

1.126 “Prescriber” means any healthcare professional authorized to prescribe a Product.

1.127 “Product” means (x) any pharmaceutical preparation in final form, including all dosage forms, formulations and line extensions thereof, comprising Collaboration Compound, or (y) any diagnostic product intended to be used in connection with the Product described in (x) above that (1) identifies whether a patient is a candidate for treatment with such Product, (2) assesses the efficacy of such Product, and/or (3) helps to define therapeutic objectives for treatment with such Product, in all cases within the Licensed Field. For clarity, for all purposes of the Agreement, all Combination Products and single agent Products comprising the same Collaboration Compound (as well as all Products comprising any prodrug, metabolite, [*] salt form or radio-labeled form of such Collaboration Compound) shall be considered the same Product, regardless of the formulation, dosage strength, route of administration, packaging or Product Indication thereof or any other Active Ingredient(s) contained therein.

1.128 “Product Infringement” has the meaning set forth in Section 9.3(a).

1.129 “Product Marks” has the meaning set forth in Section 9.5.

1.130 “Profit Share Territory” means, for a particular Product: (a) all countries and jurisdictions of the world so long as Portola has not exercised its Opt-Out Option for such Product; or (b) none of the countries or jurisdictions if and only if Portola exercises its Opt-Out Option for such Product.

1.131 “[*]” means Portola’s proprietary compound known as [*] and having the structure set forth on Exhibit C to this Agreement.

1.132 “[*]” means Portola’s proprietary compound known as [*] and having the structure set forth on Exhibit C to this Agreement.

1.133 “Quarterly Forecast” has the meaning set forth in the Financial Exhibit.

1.134 “[*]” means a [*] of a [*], [*] for [*] of [*] and [*] for [*].

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

1.135 “Reconciliation Statement” has the meaning set forth in the Financial Exhibit.

1.136 “Regulatory Approval” means, with respect to a Product in any country or jurisdiction, all approvals, registrations, licenses or authorizations from the relevant Regulatory Authority in a country or jurisdiction that is specific to a Product and necessary to market and sell such Product in such country or jurisdiction.

1.137 “Regulatory Authority” means any applicable government regulatory agency or authority responsible for granting Regulatory Approvals for Products, including the FDA, EMA and any corresponding national or regional regulatory authorities.

1.138 “Regulatory Filings” means, with respect to the Collaboration Compounds or Products, any submission to a Regulatory Authority of any appropriate regulatory application pertaining to Collaboration Compounds or Products, and shall include, without limitation, any submission to a regulatory advisory board and any supplement or amendment thereto. For the avoidance of doubt, Regulatory Filings shall include any IND, NDA, MAA or the corresponding application in any other country or group of countries.

1.139 “Regulatory Materials” has the meaning set forth in Section 5.1(a).

1.140 “Related Party” means, with respect to a Party, each of such Party itself, its Affiliates and their respective sublicensees, as applicable.

1.141 “[*]” has the meaning set forth in Section [*].

1.142 “Remainder” has the meaning set forth in Section 9.3(e).

1.143 “Retained Field” means [*] of a Product in [*] (for example but not limited to: [*]), excluding, for clarity,[*], or any treatment of [*] any Indication listed on Exhibit B.

1.144 “Retained Field Product” has the meaning set forth in Section 2.7.

1.145 “Royalty Term” has the meaning set forth in Section 8.4(b).

1.146 “Royalty Territory” means, for a particular Product: (a) no countries or jurisdictions of the world so long as Portola has not exercised its Opt-Out Option for such Product; and (b) all countries and jurisdictions of the world if and only if Portola exercises its Opt-Out Option for such Product.

1.147 “Sales & Royalty Report” has the meaning set forth in the Financial Exhibit.

1.148 “Sales Costs” has the meaning set forth in the Financial Exhibit.

1.149 “Sales Returns & Allowances” has the meaning set forth in the Financial Exhibit.

1.150 “[*] Patents” shall mean (i) the patents and patent applications set forth on Exhibit E (together with all divisionals, continuations, substitutions, re-examinations, reissues,

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

additions, renewals, revalidations, extensions, registrations, pediatric exclusivity periods and supplemental protection certificates and the like thereof, and any and all foreign equivalents of the foregoing, and all patents issuing therefrom) and (ii) for all other [*], those and only those [*] that [*] pursuant to [*].

1.151 “Specificity Criteria” means the criteria attached hereto as Exhibit G for determining whether a particular compound constitutes a Syk Selective Inhibitor.

1.152 “Sublicense Revenue” has the meaning set forth in Section 2.2(b).

1.153 “Syk” means an enzyme comprised of the amino acid sequence of the spleen tyrosine kinase, including all genetic variations containing the Syk kinase domain resulting from, for example, nucleotide mutations, alternative splicing, and fusions with other genes, as well as including all variants of Syk resulting from post-translational modification.

1.154 “Syk Selective Inhibitor” means any pharmaceutical agent that meets the Specificity Criteria.

1.155 “Term” has the meaning set forth in Section 11.1.

1.156 “Territory” means the world.

1.157 “Third Party” means any Person other than a Party or an Affiliate of a Party.

1.158 “Transition Date” has the meaning set forth in Section 5.1(a).

1.159 “Transition Plan” has the meaning set forth in Section 4.1(b).

1.160 “United States” or “US” means the United States of America, including its territories and possessions.

1.161 “Valid Claim” means, with respect to any country, a claim of: (a) an issued and unexpired patent (as may be extended through supplementary protection certificate or patent term extension or the like) in such country provided that any such patent has not been revoked, held invalid or unenforceable by a patent office, court or other governmental agency of competent jurisdiction in a final and non-appealable judgment (or judgment from which no appeal was taken within the allowable time period), provided that such claim has not been disclaimed, denied or admitted to be invalid or unenforceable through reissue, re-examination or disclaimer or otherwise; or (b) a pending patent application which has not been revoked, cancelled, withdrawn, held invalid or abandoned and which has not been pending for more than [*] from the date of [*] in such country, in each case included within Portola Patents, Joint Patents or Biogen Idec Patents.

1.162 Interpretation. In this Agreement, unless otherwise specified:

(a) “includes” and “including” shall mean respectively includes and including without limitation;

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(b) words denoting the singular shall include the plural and vice versa and words denoting any gender shall include all genders;

(c) words such as “herein”, “hereof”, and “hereunder” refer to this Agreement as a whole and not merely to the particular provision in which such words appear; and

(d) the Exhibits and other attachments form part of the operative provision of this Agreement and references to this Agreement shall include references to the Exhibits and attachments.

ARTICLE 2

LICENSE

2.1 License Grant.

(a) Subject to the terms and conditions of this Agreement (including Section 2.3), Portola hereby grants to Biogen Idec an exclusive license which license shall be exclusive even as to Portola, with the right to grant sublicenses in accordance with Section 2.2, under the Portola Technology and Portola’s interest in the Joint Technology to Develop, make, have made, use, sell, offer for sale and import Products and Collaboration Compounds, in each case in the Licensed Field in the Territory. For avoidance of doubt, the licenses granted to Biogen Idec under this Agreement shall not include (i) any rights for Biogen Idec to Develop, make, have made, use, sell, offer for sale or import any other proprietary compound of Portola (whether or not such proprietary compound is licensed by Portola to a Third Party) that is not a Collaboration Compound as an Active Ingredient in any Combination Product with a Collaboration Compound; or (ii) with respect to any Portola Technology that is [*], such [*] under such Portola Technology to the extent they are beyond the scope of the rights, if any, for such [*] as of the Effective Date or as amended thereafter consistent with [*].

(b) Subject to the terms and conditions of this Agreement, Biogen Idec hereby grants to Portola a non-exclusive, non-sublicensable license (but with the right to subcontract in accordance with Section 4.4) in the Territory under Biogen Idec Technology for the sole purpose of performing Portola’s obligations under this Agreement.

(c) Biogen Idec covenants that it shall not sell Collaboration Compound outside of Products to Third Parties except in support of the Manufacture of Products for which profit-sharing, royalties or Sublicense Revenue, as applicable, shall be paid hereunder for such Products.

(d) Portola covenants on behalf of itself and its Affiliates: (i) that it and its Affiliates shall not grant to any Third Party any rights Controlled by Portola or its Affiliates in any Syk Selective Inhibitors in the Licensed Field during the Term; (ii) that in any licenses granted by Portola or its Affiliates to Third Parties [*] during the Term with respect to [*], such license shall [*]; (iii) to the extent it is commercially practical to do so, Portola shall [*]; and

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(iv) that except as approved by Biogen Idec (such approval not to be unreasonably withheld, conditioned or delayed), Portola shall not [*].

2.2 Sublicense and Subcontract Rights.

(a) Biogen Idec may exercise its rights and perform its obligations under this Agreement by itself or through any of its Affiliates without the prior written consent of Portola.

(b) Biogen Idec may sublicense the rights granted to it by Portola under this Agreement to one or more Third Parties, [*]; provided, however, [*] or [*] of a Product in a [*] so long as Biogen Idec retains a substantial role in the promotion of such Product in such country. All consideration received by Biogen Idec in the Profit Share Territory in connection with the grant of such sublicenses, other than (x) reasonable reimbursements for the Development or Manufacturing of Collaboration Compounds or Products by Biogen Idec or (y) amounts received in exchange for Biogen Idec’s equity (not to exceed the fair market value of such equity) or (z) amounts received in connection with the achievement of a Development Milestone or Regulatory Milestone up to the amount of the corresponding milestone payment paid by Biogen Idec to Portola under Section 8.2, shall be deemed “Sublicense Revenue”, and such Sublicense Revenue shall be [*] for any Product for which Biogen Idec grants such sublicense [*], and otherwise such Sublicense Revenue shall be [*].

(c) In performing its obligations and exercising its rights hereunder, each Party may subcontract to Third Parties the performance of tasks and obligations with respect to the Development, Manufacture and commercialization of Collaboration Compounds and Products as it deems appropriate and without the prior written consent of the other Party, subject to Sections 4.4, 7.1 and 7.2. Each Party shall remain responsible for its obligations under this Agreement that have been delegated, subcontracted or sublicensed to any of its Affiliates, sublicensees and/or subcontractors.

2.3 Portola’s Retained Rights. Portola and its Affiliates retain the right under the Portola Technology and Portola’s interest in the Joint Technology to: (a) exercise its rights and perform its obligations under this Agreement, including the Portola Development Activities, commercialization, Co-Promotion Efforts, and manufacture of Collaboration Compounds and Products as permitted in Section 6.4; and (b) for any purpose outside the scope of the exclusive license granted to Biogen Idec under Section 2.1(a) subject to the terms and conditions of this Agreement.

2.4 Exclusivity.

(a) [*], neither Party nor any of its Affiliates will directly or indirectly (including by sponsoring work or granting rights to any Third Party) conduct [*] any product comprising a Syk Selective Inhibitor that is not a Product; provided, however, the provisions of this Section 2.4 shall not apply to (x) any Syk Selective Inhibitor which was [*] (an “Exempted Program”), or (y) any Syk Selective Inhibitor outside of an Exempted Program which is [*].

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(b) In the event that a Party or any of its Affiliates [*] during the Term and if [*], is engaged, directly or indirectly, in the [*] other than pursuant to an Exempted Program, then immediately upon [*], at such Party’s option in its sole discretion, such [*] (i) shall [*] the terms of this Agreement; or (ii) shall [*]; or (iii) shall [*]. In the event that (x) a Party [*] pursuant to subsections (ii) or (iii) above, or (y) an Affiliate of such Party [*] to an Exempted Program, Know How and Patent Rights relating to or covering such [*] (or were derived therefrom, or were otherwise developed [*] Development, Manufacture and/or commercialization [*]) shall [*]. [*], as used in subsection (ii) above, means [*] by a Party such that the Party [*].

(c) During the Term, Portola and its Affiliates shall not, directly or indirectly, (i) develop, manufacture, commercialize or license a Product or Collaboration Compound [*], or (ii) grant any license to, or otherwise permit, a Third Party to conduct any of such activities.

2.5 No Implied Licenses; Negative Covenant. Except as set forth herein, Biogen Idec shall not acquire any license or other intellectual property interest, by implication or otherwise, under any trademarks, Know-How and/or Patent Rights owned or Controlled by Portola. For clarity, the license granted to Biogen Idec under any particular rights in Portola Patent or Portola Know-How shall be exclusive as to any Third Party only to the extent Portola Controls the exclusive rights to such Portola Patent or Portola Know-How as of the Execution Date or if acquired thereafter the date upon which such rights were acquired. Biogen Idec shall not, and shall not permit any of its Affiliates to, practice any Portola Patents or proprietary Portola Know-How outside the scope of the license granted to it under Section 2.1(a). Portola shall not, and shall not permit any of its Affiliates to, practice any Biogen Idec Patents or proprietary Biogen Idec Know-How outside the scope of the license granted to it under Section 2.1(b) or Section 11.5.

2.6 Disclosure of Know-How.

(a) After the Effective Date and pursuant to the Transition Plan (as defined in Section 4.1(b)), Portola shall disclose to Biogen Idec the Portola Know-How pertaining to the formulation, Manufacture and Development of the Lead Compound and the Product containing such Lead Compound that is subject to the ongoing Development by Portola as of the Effective Date. Each Party shall bear its own internal and out-of-pocket costs incurred in connection with such transfer of Portola Know-How under the Transition Plan.

(b) In addition, as soon as practicable after the Effective Date and as directed by the JSC, Portola shall use Commercially Reasonable Efforts to disclose to Biogen Idec all material Portola Know-How and other material data, information and documents known to Portola (excluding only such information where a confidentiality obligation to a Third Party precludes such disclosure and Portola has made reasonable efforts to secure permission from such Third Party to disclose such information to Biogen Idec hereunder) which may be necessary or reasonably useful to Biogen Idec to Develop, Manufacture, or commercialize the Collaboration Compounds and/or Products. Each Party shall bear its own internal and out-of-pocket costs incurred in connection with such transfer of Portola Know-How.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(c) Thereafter, on a continuing basis during the Term: (i) Portola shall disclose to Biogen Idec additional Portola Know-How and Joint Know-How (to the extent not already known to Biogen Idec) which comes in to existence from time to time, and perform other technology transfer activities as set forth in this Agreement; and (ii) Biogen Idec shall disclose to Portola the Biogen Idec Know-How (to the extent necessary or reasonably useful for Portola to perform its obligations under this Agreement) and Joint Know-How (to the extent not already known to Portola). Each Party shall bear its own internal and out-of-pocket costs incurred in connection with such subsequent transfer of Know-How.

2.7 Retained Field. Portola shall retain pursuant to Section 2.3 the sole and exclusive right to develop, manufacture and commercialize a Product in the Retained Field (such Product, the “Retained Field Product”), subject to the following covenant: Portola and its Affiliates shall not during the Term (x) [*], or (y) grant any license to, or otherwise permit, a Third Party to [*].

ARTICLE 3

GOVERNANCE

3.1 Alliance Managers. Within thirty (30) days following the Effective Date, each Party will appoint (and notify the other Party of the identity of) a representative having a general understanding of pharmaceutical Development and commercialization issues to act as its alliance manager under this Agreement (“Alliance Manager”). The Alliance Managers will serve as the contact point between the Parties for the purpose of providing the Parties with information on the progress of their Development and commercialization activities with respect to the Product(s) and will be primarily responsible for facilitating the flow of information and otherwise promoting communication, coordination and collaboration between the Parties; providing single point communication for seeking consensus both internally within the respective Party’s organization and together regarding key global strategy and planning issues, as appropriate, including facilitating review of external corporate communications; and raising cross-Party and/or cross-functional disputes in a timely manner. Each Party may replace its Alliance Manager on written notice to the other Party.

3.2 Joint Steering Committee.

(a) The Parties will establish a Joint Steering Committee, composed of three (3) senior executives of Portola and three (3) executives of Biogen Idec, none of which will be an Alliance Manager. Two (2) of such executives shall be holding a position of vice president or higher; during at least the first year following the Effective Date, each Party’s worldwide head of Research and Development shall be a member of the JSC. Such JSC members will have Development, commercialization or such other responsibilities within the appointing Party’s organization as appropriate, given the then-current stage of the collaboration contemplated hereunder. Within thirty (30) days following the Effective Date, each Party will designate its initial members to serve on the JSC and notify the other Party of the dates of availability for the first meeting of the JSC. Each Party may replace its representatives on the JSC on written notice to the other Party.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(b) The JSC will: (i) oversee the collaborative activities of the Parties under this Agreement; (ii) review and approve the Development Plan (including Development Budget) and the amendments thereto; (iii) determine whether to approve any proposed Niche Indication; (iv) approve each quarterly Reconciliation Statement in accordance with the Financial Exhibit; (v) determine any matter with respect to which any other joint committee or sub-committee of the Parties created pursuant to this Agreement, including the JDC and the JCC, has been unable to reach agreement; (vi) consider and act upon such other matters as specified in this Agreement; and (vii) except as set forth herein, consider and act upon such other matters arising in the course of collaborative activities pursuant to this Agreement but not specified herein. The JSC may delegate any such authority set forth in subsection (ii), (iv), (vi) and (vii) to any subcommittee it establishes under this Agreement, provided that [*] (a “Material Development Plan Amendment”) shall be subject to the approval of the JSC.

(c) The JSC shall not have the authority to: (i) modify or amend the terms and conditions of this Agreement; (ii) waive either Party’s compliance with the terms and conditions under this Agreement; or (iii) determine any issue in a manner that would conflict with the terms and conditions of this Agreement.

3.3 Meetings of the Joint Steering Committee.

(a) The JSC shall meet on a quarterly basis and at such other times as the Parties may agree. The first meeting of the JSC shall be held as soon as reasonably practicable, but in no event later than ninety (90) days following the Effective Date. Meetings shall be held at such dates and places as are mutually agreed or by teleconference or videoconference.

(b) Each Party may from time to time invite a reasonable number of participants, in addition to its representatives, to attend JSC meetings in a non-voting capacity, with the consent of the other Party (which shall not be unreasonably withheld); provided, that if either Party intends to have any Third Party (including any consultant) attend such a meeting, such Third Party will be subject to the prior approval of the other Party and must be bound by confidentiality obligations consistent with the terms of this Agreement.

(c) Each Party shall appoint one (1) of its representatives on the JSC to act as co-chairpersons of the JSC. The chairpersons shall set agendas for JSC meetings, provided that the agendas will include any matter requested by either Party. The chairpersons shall be responsible for recording, preparing and, within a reasonable time, issuing minutes of each JSC meeting, which draft minutes shall be subject to review and approval by the JSC.

3.4 Decision Making. The JSC shall make decisions unanimously, with each Party’s representatives collectively having one (1) vote and at least one (1) representative from each Party (other than the Alliance Manager from such Party) participating in such decision. In the event the JSC cannot reach an agreement regarding a decision within the JSC’s authority for a period of [*] or such shorter time as the Parties may reasonably agree, then the matter shall be referred to the [*] of the Parties for resolution. Such [*] shall use good faith efforts to resolve such matter, including conducting teleconferences as needed. If such senior executives cannot resolve the matter within [*] or such shorter time as the Parties may reasonably agree, then, [*] shall have the final decision making authority on such matter. When [*] makes a final

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

determination under this Section 3.4, that final determination, subject to the provisions of Section 3.7: (i) shall be consistent with the terms of this Agreement; (ii) shall be exercised in a reasonable and good faith manner; (iii) to the extent the matter relates to Development-related decisions, shall not [*] Development of a Product [*] absent commercially reasonable [*]; and (iv) shall not materially increase the aggregate amount of Development activities to be performed by Portola personnel under the Development Plan without Portola’s prior written consent, [*].

3.5 Sub-Committees; Joint Development Team.

(a) The JSC may, at any time it deems necessary or appropriate, establish and terminate additional joint committees and delegate as many of its responsibilities as it determines appropriate and commercially reasonable to such joint committees. In the absence of any such joint committees, the JSC shall carry out such duties as are delegated to such other committees hereunder.

(b) Without limiting the foregoing, within thirty (30) days after the Effective Date, the JSC shall establish a Joint Development Team (“JDT”) which shall oversee and direct the Parties’ Development activities with respect to the Collaboration Compounds and the Products. The Parties intend for the JDT to be an advisory committee and for all decision making authority pertaining to the Development of Collaboration Compounds and Products to reside in the JSC (or committees to which it delegates any such authority) except as otherwise set forth herein, such as pursuant to Section 3.5(c) or (d) below; it being understood that decisions arising during the day-to-day implementation of the Development Plan shall be made by the Party responsible under the Development Plan for such implementation so long as such decisions are consistent with the Development Plan.

(c) In addition to the JDT, the JSC may establish a JDC as a decision making committee to: (i) oversee the Development of Collaboration Compounds and Products; (ii) review and amend the Development Plan, provided that Material Development Plan Amendments may, at the request of a Party’s representative on the JDC, be submitted for approval by JSC as set forth in Section 3.2(b); (iii) review, approve and direct activities relating to the Development of potential Back-Up Compounds and their identification as additional Back-Up Compounds; and (iv) decide whether or not to proceed with Development activities with respect to Product(s) at each Go/No-go Decision point as set forth in the Development Plan. Prior to the establishment of the JDC, the JSC shall be responsible for all responsibilities allocated to the JDC under this Agreement and shall have the decision making authority on all such matters set forth in subsections (i) through (iv) above, which decision making authority shall not be delegated by the JSC to the JDT. The JDC, if established, shall be composed of at least three (3) representatives of each Party, two of which will have responsibility for Development activities within the appointing Party’s organization and one of which shall have responsibility for commercialization activities within the appointing Party’s organization. Decisions of the JDC shall be made by unanimous vote, with each Party’s representatives to the JDC collectively having one (1) vote and at least one (1) representative from each Party participating in such decision. In the event of a disagreement among the JDC or the failure of representatives of both Parties to participate in a decision, the matter may be referred to the JSC by a representative of either Party for resolution pursuant to Section 3.4 above.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(d) Within thirty (30) days after the Commencement of the first Phase III Clinical Trial for the first Product, the JSC will establish a Joint Commercialization Committee (“JCC”), which shall oversee and coordinate the Parties’ commercialization and Co-Promotion activities including without limitation all commercial strategy, pricing and brand strategy for all Products in all indications. Decisions of the JCC shall be made by unanimous vote, with each Party’s representatives to the JCC collectively having one (1) vote and at least one (1) representative from each Party participating in such decision. In the event of a disagreement among the JCC, the matter shall be referred to the JSC for resolution pursuant to Section 3.4 above.

3.6 Costs of Governance. The Parties agree that the costs incurred by each Party in connection with its participation at any meetings under this Article 3 shall be borne solely by such Party.

3.7 Discontinuation of Participation on a Committee. Each committee shall continue to exist until the first to occur of: (a) the Parties by mutual agreement disbanding the committee with the JSC thereafter assuming such committee’s responsibilities or delegating such responsibilities to a different committee; or (b) Portola providing to Biogen Idec written notice of its intention to disband and no longer participate in such committee, which notice may be given at any time after the [*] anniversary of the Effective Date. Once Portola has provided such written notice, such committee shall have no further obligations under this Agreement and Biogen Idec shall have the right to solely decide, consistent with the other terms of this Agreement, any matters previously subject to the review and/or approval by any such committee; provided, however, that Biogen Idec may not materially increase the aggregate amount of Development activities to be performed by Portola personnel under the Development Plan without Portola’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed.

ARTICLE 4

DEVELOPMENT

4.1 Development Generally.

(a) Development Plan. The Parties’ respective responsibilities for the Development of the Collaboration Compounds and the Products are set forth in this Article 4. As of the Execution Date, the Parties have agreed upon a Development Plan for the Development of Product(s), attached to this Agreement as Exhibit A. The Development Plan may be revised from time to time by the JDC. Either Party may propose modifications to the Development Plan for Development of a Product, including clinical trial plans and time lines, and such proposed modifications shall be subject to review and approval by the JDC, provided that with respect to a Material Development Plan Amendment, a Party may propose such modifications directly to the JSC. Upon approval by the JDC (or JSC, as applicable), such modifications shall become part of the Development Plan. All Development Plans must require periodic reassessment and re-approval (each a “Go/No-go Decision”) after each clinical trial or at such times as the JDC in its discretion deems appropriate, at which point continuation of relevant Development activities shall be subject to the approval of the JDC in view of then applicable scientific, clinical, safety,

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

financial and commercial factors. The Development Plan shall allocate Development activities between the Parties, based on the following principles: (i) with respect to Product(s) comprising the Lead Compound, Portola will be the lead Party for Development activities [*]; (ii) with respect to any Product comprising a Back-Up Compound, Portola will be the lead Party for Development activities until [*] for such Product; (iii) Portola has the right (but not the obligation) to be the lead Party for Development activities [*]; (iv) Biogen Idec shall be the lead party for [*] for the Products; and (v) Portola shall be the lead Party [*]. The lead Party for Development activities pertaining to any Product shall have the primary responsibility for the performance of the Development Activities according to the Development Plan and within the Development Budget. In the course of fulfilling its role as the lead developing Party for a particular Product in a particular Indication and during a particular stage of the Product Development, a Party may request the other Party to conduct certain specific Development activities, and the other Party shall have the right to accept or reject such request, at its sole discretion. In addition, Biogen Idec will include Portola in Development activities involving scientific leaders and experts worldwide, including participation in advisory board meetings.

(b) Transition Plan. The Parties have agreed upon a transition plan governing the initial transfer of Portola Know-How to Biogen Idec, to enable Biogen Idec to perform the Biogen Idec Development Activities with respect to the Lead Compound after the Effective Date under the Development Plan and to assume the role of the lead Development Party and the owner of Regulatory Filings for the Products containing such Lead Compound in the Major Indications after the Commencement of the first Phase II Clinical Trial for the first such Product in a Major Indication (the “Transition Plan”). Such Transition Plan is attached to this Agreement as Exhibit H. After the Effective Date, the Parties shall cooperate in good faith to enable a smooth transition under such Transition Plan to minimize the interruption or delay of ongoing Development activities for the Product.

(c) Niche Indications.

(i) Designation of a Niche Indication. Portola shall have the right but not the obligation to exercise certain rights, as specified in this Agreement, related to the Development and commercialization of a Product in a certain Indication which is selected from the following list of Indications: (a) [*]; (b) [*]; (c) [*]; (d) [*]; and (e) any other Indication [*] (the “Niche Indication”). The JSC shall have the right to [*] on the treatment of Products [*] for purposes of [*]. For clarity, absent [*], Portola: (X) will [*]; (Y) will [*]; and (Z) will [*].

(ii) Initiation of Niche Indication Development. The Development of a Product in the Niche Indication may be initiated under this Agreement: (A) [*] (the “[*] Niche Development”); or (B) prior to the [*], by Portola [*], if: (x) the Parties [*] for a Product [*]; or (y) the Parties [*] (the “[*]”) for any Product, in any Major Indication for which [*] has been completed, within [*], (in such case, the “[*] Niche Development”, together with the [*]Niche Development, the “Niche Development”), provided that in each case of (x) and (y) above, [*]: (1) [*] with respect to such Product; or (2) matters [*]; or any other circumstance [*].

(iii) Biogen Idec [*] for [*] Niche Indications. Biogen Idec shall have the right to [*] the Development of any Product in any [*] Niche Indication (the “Biogen Idec [*]”), by delivering Portola such notification within [*] after Biogen Idec’s receipt of Portola’s

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

written notice of any [*] Niche Development. In the event Biogen Idec [*] with respect to a Product in a [*] Niche Indication, Portola shall [*] such Product for such Niche Indication. In the event the JSC decides to further the Development of such Product in the Niche Indication [*], Biogen Idec shall [*]: (A) promptly [*], and, in the event the Parties obtain Regulatory Approval in either the United States or European Union for such Product in the Niche Indication, promptly [*]; and (B) [*] for such Product in the Niche Indication.

(iv) Niche Indication Development Activities; Development Plan; Decision Making. All Niche Indication Development activities, to the extent not already set forth in the then-current Development Plan, shall become part of such Development Plan, subject to the JSC’s review, comment and approval, such review, comment and approval not to be unreasonably withheld, delayed or conditioned, it being understood that disapproval or discontinuation of Development of a Product in a Niche Indication upon bases, including but not limited to, any of (i) a determination that Development of such Niche Indication is [*], (ii) a determination that the Development or commercialization of the Niche Indication would [*] for a Product, and (iii) [*], shall not [*]. In the event that prior to completion of [*] for such Niche Indication, the JSC cannot agree on: (A) [*] the Development of a Product in a Niche Indication; (B) [*] in connection therewith; or (C) [*] Development in the Niche Indication, then: (1) in the case of a [*] Niche Development for which [*], then the decision making process on such matter shall [*] for Development matters [*]; or, as the case may be; (2) in the case of a [*] Niche Development for which [*], and/or in the case of a [*] Niche Development, then the decision making process on such matter shall [*] Chief Executive Officer shall have the final decision making authority on such matter to the extent that it concerns Development activities [*] for such Niche Indication. In the event [*] Chief Executive Officer exercises its final decision making authority to [*] Niche Development which was initiated pursuant to [*], then [*] shall have the right to [*]. Notwithstanding the foregoing, (I) Portola shall [*] Biogen Idec regarding matters [*] for the Niche Indication and if [*] in the Niche Indication [*], then, Portola shall [*] (a “Niche Indication [*]”); and (II) [*] for any Niche Indication, Development activities for such Niche Indication shall be [*] for Regulatory Approval with respect to such Niche Indication.

(v) Lead Development Party for Niche Indications. Portola shall be the Party leading the Niche Development pursuant to the Development Plan. Portola shall co-lead all communications with Regulatory Authorities on the Development of such Product with respect to the Niche Indication provided that (x) subject to Section 5.3(a) with respect to Niche Indications, [*] the Regulatory Filings for such Niche Indication [*] for such Niche Indication; and (y) in all events, [*] for such Niche Indication. Portola may not [*] Develop any Product in a Niche Indication [*].

(vi) Biogen Idec’s Obligations Regarding Niche Indications. In addition to other Development activities assigned to Biogen Idec in the Development Plan with respect to the Niche Indications, Biogen Idec shall: (A) manufacture all Product for any such Niche Indication, subject to Section 6.4, provided that Biogen Idec shall not be obligated to supply Collaboration Compounds or formulations of Product which are not the subject of any ongoing clinical Development for a Major Indication; and (B) book all sales worldwide for sales of any Product in any such Niche Indication.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(vii) Economic Terms with Respect to Niche Indications. All Development Costs incurred in connection with the Development of Niche Indication(s) shall be shared by the Parties in the same manner as, and as part of, Development Costs in accordance with Section 4.5, subject to Section 4.1(c)(iii).

(d) Back-Up Compounds and [*]. Until such time as the JSC determines that [*] derived from [*] the Lead Compound have met the requirements of the Back-Up Compound Profile or should otherwise [*], Portola shall apply Commercially Reasonable Efforts pursuant to the Development Plan to discover and evaluate Syk Selective Inhibitors which meet the Back-Up Compound Profile, including but not limited to [*]. At any time after [*] after the Effective Date, the JSC may identify one or more Back-Up Compounds which it has determined [*] (each, a “[*]”) and [*] pursuant to this Agreement.

(e) Material Transfer. Neither party shall transfer any Collaboration Compound to a Third Party except as approved by the JSC or otherwise permitted hereunder for purposes of this Agreement.

4.2 Portola Development Activities.

(a) Portola shall use Commercially Reasonable Efforts to timely and diligently conduct all Portola Development Activities assigned to it in the Development Plan, in accordance with the Development Plan (including any Development Budget included therein) and under the direction of the JSC.

(b) For as long as Portola is conducting Portola Development Activities, the status, progress and results of Portola Development activities shall be discussed in reasonable detail at meetings of the JDC and the JSC. In addition, Portola shall make available to Biogen Idec such information about Portola Development Activities as may be reasonably requested by Biogen Idec from time to time. [*], Portola shall provide Biogen Idec with a written report on the status, progress and location (including changes of location) of its activities under Section 4.2(a).

(c) For as long as Portola is conducting Portola Development Activities, Portola shall permit Biogen Idec’s authorized representatives, during regular business hours: (i) to examine and inspect Portola’s facilities, and those of its contract research organization used by it in the performance of Portola Development Activities pursuant to the Development Plan; and (ii) subject to applicable laws, to inspect all data, documentation and work products relating to the activities performed by it. This right to inspect facilities, data, documentation, and work products relating to the Products may be exercised [*] upon [*] advance written notice to Portola.

(d) Portola shall be responsible for the performance of its Affiliates, sublicensees and/or subcontractors with respect to the Development, Manufacture, or commercialization of Collaboration Compounds or Products.

4.3 Biogen Idec Development Activities.

(a) Biogen Idec shall use Commercially Reasonable Efforts to Develop the Collaboration Compounds and the Products for at least one Product in each of the Major

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Territories and in such additional countries in the Territory where it is commercially viable to do so, including timely and diligently conducting all Biogen Idec Development Activities in accordance with the Development Plan (including the Development Budget) and the direction of the JSC. For clarity, Portola’s Development activities with respect to the Niche Indication(s) for which Biogen Idec has [*] shall not count towards Biogen Idec’s efforts in determining whether Biogen Idec has met its diligence obligations under this Section 4.3(a).

(b) For as long as Biogen Idec is conducting Biogen Idec Development Activities, (i) the status, progress and results of Biogen Idec Development activities shall be discussed in reasonable detail at meetings of the JDC, (ii) Biogen Idec shall make available to Portola such information about Biogen Idec Development Activities as may be reasonably requested by Portola from time to time, and (iii) [*], Biogen Idec shall provide Portola with a written report on the status, progress and location (including changes of location) of its activities under Section 4.3(a), [*].

(c) For as long as Biogen Idec is conducting Biogen Idec Development Activities and Portola has not exercised its Opt-Out Option with respect to the applicable Product, Biogen Idec shall permit Portola’s authorized representatives, during regular business hours: (i) to examine and inspect Biogen Idec’s facilities, and those of its contract research organization used by it in the performance of Biogen Idec Development Activities pursuant to the Development Plan with respect to such Product; and (ii) subject to applicable laws, to inspect all data, documentation and work products relating to the activities performed by it. This right to inspect facilities, data, documentation, and work products relating to the Products may be exercised [*] upon [*] advance written notice to Biogen Idec.

(d) Biogen Idec shall be responsible for the performance of its Affiliates, sublicensees and/or subcontractors with respect to the Development, Manufacture, or commercialization of Collaboration Compounds or Products.

4.4 Compliance. Each Party agrees that in performing its obligations under this Agreement: (a) it shall comply with all applicable laws, regulations and requirements, including without limitation, generally accepted standards of good clinical practice; and (b) it will not employ or engage any Person who has been debarred by any Regulatory Authority, or, to such Party’s knowledge, is the subject of debarment proceedings by a Regulatory Authority. Each Party shall cause any permitted subcontractor(s) engaged by it in connection with the performance of any Development activities to be bound by written obligations of confidentiality and invention assignment consistent with those contained herein, and such Party remains primarily responsible for the performance of such subcontractor(s).

4.5 Development Expenses.

(a) Subject to Section 4.5(b), all Development Expenses incurred by the Parties under the Development Plan in the Territory shall be shared between the Parties at a ratio of 75:25 (Biogen Idec:Portola) as determined according to the provisions of the Financial Exhibit.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(b) On a Product-by-Product basis, Portola shall have the option (the “Opt-Out Option”) to opt-out of its co-funding of the Development of such Product under this Section 4.5, which option shall be exercisable by providing Biogen Idec with written notice within [*] after the earlier of either: (i) [*]; or (ii) receiving from Biogen Idec [*]. Upon Portola’s exercise of the Opt-Out Option notwithstanding anything herein to the contrary: (A) Portola’s obligation to share Development Expenses for such Product under this Section 4.5 [*] and the Parties shall [*] between the Parties [*]; (B) subject to Section 11.4, Biogen Idec shall thereafter [*] after such date; (C) for as long as Portola continues to conduct Portola Development Activities for such Product under the Development Plan, Portola [*] for such Product [*]; (D) Portola shall[*] but shall [*]; (E) notwithstanding Article 3, each of the JSC and JDC shall meet on [*] basis (or more frequently as the Parties otherwise agree) until [*], thereafter all committees, including the JSC, JDC, and if applicable the JCC, shall disband and the consequence set forth in Section 3.7 shall apply; provided, however, that (x) if [*], all committees, including the JSC, JDC and JCC shall immediately be disbanded and the consequence set forth in Section 3.7 shall apply; and (y) if[*] for which Portola has [*], the provisions of this subsection (E) shall not apply unless and until [*]; (F) notwithstanding Section 3.4, while the JSC is still in place, in the event the Parties’ representatives on the JSC cannot agree on a matter,[*] representative at the JSC shall have the right to make the final decision on such matter without the need for further escalation; (G) Portola [*] with respect to such Product [*]; (H) Portola shall retain the commercialization rights set forth in Section 7.2(b) [*] with respect to [*], provided that if [*], such commercialization rights under Section 7.2(b) [*]; and provided, further that, the Parties [*] related to the Development and commercialization of the Products, including Product containing Back-Up Compounds, such as [*]; provided that in such event, the Parties [*] between the Parties [*], and provided, further, that if [*], all such rights of involvement [*].

ARTICLE 5

Regulatory

5.1 Transition to Biogen Idec.

(a) Portola shall make and own all Regulatory Filings and all documents related to Regulatory Filings for the Product prior to the earlier of (x) [*], and (y) [*] (the “Transition Date”). Within [*] after the Transition Date or on such later date as provided under Section 5.3, Portola shall transfer to Biogen Idec or its designee all Regulatory Filings, as well as all safety and clinical databases, statistical databases, bioanalytical data, biosample repositories, and all information supporting such Regulatory Filings (“Regulatory Materials”) and all electronic documents related to all such Regulatory Materials, so that, subject to Section 5.3, Biogen Idec shall become the exclusive owner of all Regulatory Filings and other Regulatory Materials related to the Collaboration Compounds and/or Products. The Parties shall cooperate and facilitate such transfer in an efficient manner so as not to delay the timeline for the Development of the Product.

(b) As soon as is reasonably practical after the Effective Date, Portola shall provide Biogen Idec with electronic copies of (i) all INDs relating to the Collaboration Compounds or Product, including all Regulatory Filings submitted to FDA in connection with

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

such INDs and all associated correspondence, (ii) any regulatory filings submitted to any Regulatory Authority outside of the United States relating to the Collaboration Compounds or Product and all associated correspondence; and (iii) any other Regulatory Materials pertaining to the Products.

5.2 Regulatory Responsibilities. After the Transition Date:

(a) Biogen Idec shall own and submit all Regulatory Filings and substantial documents related to Regulatory Filings for the Development of the Products, including, but not limited to, any Phase III Clinical Trials for the Products, except as Section 5.3 provides to the contrary with respect to Products for the Niche Indication;

(b) Biogen Idec shall keep Portola informed, via participation on the JDC, of regulatory developments specific to Collaboration Compounds and Product throughout the Territory. The JDC shall discuss regulatory matters relating to Collaboration Compound and Product and, Portola, through participation on the JDC, shall have the right to contribute to the regulatory plans and strategies;

(c) Biogen Idec shall, within two (2) Business Days, provide to Portola copies of all major submissions to the FDA and/or EMA, and all key communications between Biogen Idec and (or its Affiliates) and the FDA and/or EMA, regarding the Collaboration Compounds and/or Products; and

(d) Biogen Idec will lead discussions with any Regulatory Authority related to any Development of any Collaboration Compounds or Products. To the extent permitted by FDA and/or EMA, Portola shall have the right, but not the obligation, to send one (but no more than three) attendee(s) to participate in any significant meeting between Biogen Idec and the FDA and/or EMA primarily related to any Collaboration Compound and/or Product that occurs: (i) prior to the Regulatory Approval for such Product in the applicable jurisdiction; or (ii) after such Regulatory Approval only when such meeting pertains to [*].

5.3 Regulatory Matters Prior to Transition Date and for Niche Indications. Notwithstanding the foregoing, the Parties agree that:

(a) Portola shall be the Party filing, owning and holding any Regulatory Filing: (i) for the Product for all Indications prior to the Transition Date; and (ii) for Niche Indications arising under a [*] Niche Development after the Transition Date until the earliest of (x) [*] in such Niche Indication, (y) [*], and (z) Development of the Lead Compound [*], whereupon Portola shall transfer such Regulatory Filings to Biogen Idec; provided, however, (A) if a human clinical trial is pending at such time for such Niche Indication, such transfer shall not occur until the completion of such trial, and (B) that in all events, [*].

(b) Portola shall keep Biogen Idec informed, via participation on the JDC and prompt delivery to Biogen Idec of all submissions to, draft submissions, and all communications with the Regulatory Authorities, of regulatory developments specific to Collaboration Compounds and Product for which Portola is the holder of such Regulatory Filings. The JDC shall discuss any regulatory matters under such Regulatory Filings and Biogen Idec,

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

through participation on the JDC and otherwise, shall have the right to direct regulatory plans and strategies therefor;

(c) Portola shall, within two (2) Business Days, provide to Biogen Idec copies of all submissions to the FDA and/or EMA, and all communications between Portola and (or its Affiliates) and the FDA and/or EMA, regarding the Collaboration Compounds and/or Products prior to the Transition Date for all Indications and thereafter for Niche Indications; and

(d) Portola will lead discussions with any Regulatory Authority related to any Development of any Collaboration Compounds or Products prior to the Transition Date in all Indications, and will [*] such discussions after the Transition Date for all Niche Indications. To the extent permitted by FDA and/or EMA, Biogen Idec shall have the right (but not the obligation) to attend and participate in any significant meeting between Portola and the FDA and/or EMA related to any Collaboration Compound and/or Product for [*].

ARTICLE 6

Manufacturing

6.1 Supply for Clinical Trials.

(a) Initial Supply. Portola shall procure the Collaboration Compounds and Products for use in the Development of Collaboration Compounds and Products (including procuring adequate clinical supply for the conduct of the first Phase II Clinical Trial) until the later of the (x) Transition Date, (y) in the event Biogen Idec decides to [*], and (z) such later date as the Parties may mutually agree, with such Manufacturing activities to be conducted by Portola as set forth in the Development Plan (the “Portola Manufacturing Activities”). All Materials (and all other research materials related to Collaboration Compounds) which are owned by or otherwise in the possession or control of Portola as of the Effective Date shall be contributed to the collaboration for use pursuant to this Agreement [*]. All expenses incurred by or on behalf of Portola in connection with Portola Manufacturing Activities after the Execution Date that would otherwise fit within the definition of “Development Expenses,” shall be Development Expenses.

(b) Biogen Idec Supply. Except for the Portola Manufacturing Activities and subject to Section 6.4, Biogen Idec shall be responsible for the Manufacture and supply of Collaboration Compounds and Products used in all non-clinical and clinical studies under this Agreement (including for the Development of the Product in Niche Indications). As provided in Section 6.2 below, the Parties shall cooperate so that the transfer of the Portola Manufacturing Know-How occurs in a timely manner in order to enable Biogen Idec to Manufacture Collaboration Compounds and Products.

6.2 Portola’s Transfer of Portola Manufacturing Know-How to Biogen Idec. The Parties desire that Biogen Idec be able to commence the Manufacture of Product (including Collaboration Compounds) as soon as practicable after the Transition Date. To enable Biogen Idec to commence Manufacture of Product (including Collaboration Compounds) Portola shall perform technology transfer to Biogen Idec as set forth below:

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(a) during a period of [*] following the Effective Date (the “Manufacturing Transfer Period”), make available and transfer to Biogen Idec copies of the Portola Technology that are necessary or useful in the Manufacture of Product and as of such date are being used by Portola, its Affiliates or its Contract Manufacturers to Manufacture Product, including but not limited to batch record summaries (the “Portola Manufacturing Know-How”) solely for Biogen Idec, its Affiliates, its sublicensees or Contract Manufacturers to Manufacture or have Manufactured Product and/or Collaboration Compounds after the Transition Date;

(b) during the Manufacturing Transfer Period, when requested by Biogen Idec make available to Biogen Idec, its Affiliates or Contract Manufacturers a reasonable number of appropriately trained personnel to provide, on a mutually convenient timetable, technical assistance (both on site and otherwise) reasonably sufficient for the effective and efficient transfer and demonstration of the Portola Manufacturing Know-How that is necessary or useful to Manufacture Collaboration Compounds and Products. After the Manufacturing Transfer Period, if requested by Biogen Idec, Portola will in good faith endeavor to provide additional technical assistance in the transfer of Portola Manufacturing Know-How to Biogen Idec, it being acknowledged that once the Manufacturing Transfer Period has ended, Portola’s resources in providing such transfer of Portola Manufacturing Know-How may be limited;

(c) during the Manufacturing Transfer Period, use commercially reasonable efforts to promptly assist Biogen Idec in obtaining all necessary Regulatory Approvals and/or modify existing Regulatory Approvals for the Manufacture by Biogen Idec, its Affiliates or their Contract Manufacturers of Product for use by Biogen Idec in the Territory;

(d) allow Biogen Idec, its Affiliates or their Contract Manufacturers to cross reference Portola or its suppliers or Contract Manufacturers’ DMF or such other regulatory submissions controlled by Portola applicable to the Materials, or Product, as the case may be, if any;

(e) provide Biogen Idec with information with respect to Collaboration Compound or Product or the Materials used in their Manufacture to the extent necessary or useful for registering Biogen Idec’s selected facility as an approved Manufacturing site for Product or Collaboration Compounds and to otherwise enable Biogen Idec to expeditiously as possible commence the Manufacture of Product;

(f) at Biogen Idec’s request during the Manufacturing Period, use Commercially Reasonable Efforts to assist Biogen Idec in entering into supply agreements with Portola’s current Contract Manufacturers for the purchase of Collaboration Compounds and Products; and

(g) Biogen Idec and Portola shall enter into a Quality Agreement promptly after the Effective Date with respect to the activities contemplated with respect to transfer of Manufacturing Know-How and the Manufacturing of the Products by the Parties.

6.3 Commercial Supply. Biogen Idec shall be solely responsible for the Manufacture of Collaboration Compounds and Products for commercial supply, subject to Section 6.4. After the Manufacturing Transfer Period, Biogen Idec shall apply Commercially

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Reasonable Efforts to develop sources of supply to obtain adequate amounts of Collaboration Compounds and Products for the conduct of the Development and commercialization activities contemplated under the then current Development Plan and Commercialization Plan.

6.4 Portola’s Right to Manufacture.

(a) In the event that Biogen Idec, as the Party responsible for the Manufacture and supply of Collaboration Compound and Products under Sections 6.1(b) and 6.3, is unable to meet such supply responsibility for any period greater than [*] during the Term (other than circumstances outside of its control or due to Force Majeure), either by itself or through a Contract Manufacturer, and Biogen Idec is not engaged in Commercially Reasonable Efforts to correct such situation, then, for only so long as such situation persists (provided that Portola shall be allowed to wind down any manufacturing activities in an orderly fashion thereafter), Portola shall have the right to Manufacture and supply such Collaboration Compound and Products; provided that [*]. In addition, if [*], Biogen Idec may elect not to Manufacture and supply Collaboration Compound and Product [*], in which case Biogen Idec shall give Portola notice of its intent not to manufacture [*] at least [*] prior to the date [*] and Portola shall have the right to Manufacture and supply such Collaboration Compound and Products [*]. If Portola has the right to Manufacture and supply the Collaboration Compound and Products, Biogen Idec shall assist Portola to establish a direct relationship with Biogen Idec’s Contract Manufacturers for such Collaboration Compound and Product and perform any technology transfer to Portola and its Contract Manufacturer to enable Portola’s assumption of such responsibility in the same manner as set forth in Section 6.2, mutatis mutandis.

(b) In addition, if Portola exercises its Niche Commercialization Option pursuant to Section 7.2(a)(i), then, within [*] after Portola’s exercise of such option, Biogen Idec shall inform Portola in writing as to whether it will Manufacture and supply such Product or Active Pharmaceutical Ingredient for the Niche Indication for commercial use, after which: (a) in the event Biogen Idec [*] will Manufacture and supply such Product (or Active Pharmaceutical Ingredient) for the Niche Indication for commercial use, then Biogen Idec shall [*], and shall cooperate with Portola in doing so; or (b) in the event Biogen Idec [*] will not Manufacture and supply such Product (or Active Pharmaceutical Ingredient) for the Niche Indication for commercial use, then Portola shall [*], provided that Biogen Idec shall: (i) at Portola’s request, assist Portola to establish a direct relationship with Biogen Idec’s Contract Manufacturers responsible for the Manufacture of such Product; and (ii) continue to Manufacture and supply the Product at Portola’s request until Portola is able to Manufacture and supply such Product by itself or through its Contract Manufacturers.

(c) Portola shall have the right to manufacture [*] and [*], if any, for use in the Retained Field.

6.5 Manufacturing Costs and Related Costs.

(a) Costs and expenses associated with the transfer of the Portola Manufacturing Know-How under Section 6.2 shall be borne in the same manner as the Development Expenses, in accordance with Section 4.5.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(b) Manufacturing costs for Collaboration Compounds and Products used in a particular study or clinical trial shall be included in the Development Expenses for such study or clinical trial. For clarity, Manufacturing Costs shall not [*].

(c) Manufacturing costs for Collaboration Compounds and Products for the commercialization of the Products in the Profit Share Territory shall: (a) be included as part of the Cost of Sales if Portola does not exercise its Opt-Out Option for such Product; or, as the case may be, (b) borne solely by Biogen Idec to the extent incurred after Portola exercises its Opt-Out Option for such Product.

(d) Manufacturing costs for Collaboration Compounds and Products for the commercialization of the Products in the Royalty Territory shall be borne solely by Biogen Idec.

(e) Manufacturing costs for Collaboration Compound for use in the Retained Field shall be borne solely by Portola.

6.6 Manufactured Products. Each Party represents and warrants that all Products used in clinical trials and/or for commercial use that are Manufactured or procured by such Party shall: (a) meet the applicable specifications; (b) be Manufactured in accordance with cGMPs; and (c) be Manufactured in accordance with all applicable laws and regulations and Regulatory Authority requirements then in effect.

ARTICLE 7

COMMERCIALIZATION

7.1 Commercialization.

(a) Subject to Portola’s right under Section 7.2 to elect either to: (i) lead certain commercialization efforts for the Products in the Niche Indication(s) in the U.S. as set forth herein; or (ii) Co-Promote one or more of the Product(s) in the U.S. after Portola’s exercise of its Co-Promotion Option, Biogen Idec will be responsible for commercialization of the Products throughout the Territory, and shall use Commercially Reasonable Efforts to commercialize at least one Product in each of the Major Territories, as well as in such countries in the rest of the Territory where it is commercially viable to do so, all in accordance with a Commercialization Plan (including its associated budget) to be reviewed and approved by the JCC within [*] after the Commencement of the first Phase III Clinical Trial for the first Product in the first Indication.

(b) The Parties acknowledge that prior to the Effective Date, Portola has been conducting activities with scientific leaders and experts in connection with the Development of the Collaboration Compound. Upon the Effective Date, all decisions relating to activities with scientific leaders and experts on data and results relating to the Collaboration Compounds and/or Products, including Portola’s on-going activities in that respect, shall be [*]. In addition, Biogen Idec will make reasonable efforts to include Portola in global commercialization activities involving scientific leaders and experts, including participation in advisory board meetings. In the event Portola elects to lead the commercialization of the Product in the Niche Indications

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

pursuant to Section 7.2(a), Portola will have the right to conduct activities with scientific leaders and experts in connection with the Development of the Collaboration Compound in the Niche Indication, and in doing so, make reasonable efforts to include Biogen Idec in commercialization activities involving scientific leaders and experts, including participation in advisory board meetings.

(c) The Parties shall carry out their respective commercialization activities for the Products in the Territory in the Licensed Field in accordance with a commercialization plan, to be prepared by the JCC and subject to the approval by the JSC (and if the JCC is not established, such plan shall be prepared and approved by the JSC) (the “Commercialization Plan”). The Commercialization Plan shall set forth the Parties’ respective activities and responsibilities for the commercialization of the Products in the Major Indications and any Niche Indications, from the preparation of Product launch, launch to post-launch activities. The Commercialization Plan shall also set forth the Commercialization Budget, subject to the approval of the JSC, and the projected sales volume of such Product. The Commercialization Plan and the Commercialization Budget may be amended by the JCC; provided that amendments to the Commercialization Budget constituting an increase in costs of greater than [*] shall be subject to the approval of the JSC.

7.2 Portola Commercialization and Co-Promotion Rights. Subject to Section 4.5, Portola shall have the certain commercialization and Co-Promotion right as set forth below. Notwithstanding anything to the contrary in this Section 7.2, however, Portola may [*], and Portola may [*].

(a) Portola’s Right to Lead Commercialization of Niche Indications in the United States.

(i) In the event Portola exercises its right to Develop a Niche Indication under this Agreement, then Portola shall have the right, but not the obligation, to be the lead commercialization Party for certain activities for such Niche Indication in the United States by being the Party leading the efforts on, and making decisions with respect to: (A) [*]; (B) [*]; (C) [*]; and (D) [*] (the “Niche Commercialization Option”). Portola shall notify Biogen Idec as to whether it desires to exercise the Niche Commercialization Option for the Niche Indications within [*] after the [*]. In the event Portola decides not to exercise the Niche Commercialization Option for the Niche Indications, then Biogen Idec shall be the Party responsible for the commercialization of the Product in the Niche Indications as if they are Major Indications, and Section 7.2(b) shall apply to the Niche Indications in the same manner as they apply to Major Indications except that under such circumstance Portola shall not have a Co-Promotion Option with respect to such Niche Indication. In all events, Biogen Idec shall retain responsibility for all commercialization activities for such Niche Indication Products which are not allocated to Portola [*], including [*].

(ii) In the event Portola exercises the Niche Commercialization Option for a Product for the Niche Indication in the U.S. and [*], then Biogen Idec shall have the right to Co-Promote each Product during the co-promotion term (the “Biogen Idec Co-Promotion Term”) for such Product in the applicable Niche Indication in which Regulatory Approval is obtained for such Product, under the same terms and conditions as set forth in Section 7.2(b)(i) through (v) (including the terms set forth in Exhibit I), applied mutatis mutandis, provided that Biogen Idec’s Co-Promotional Efforts shall be up to [*] in such Niche Indication.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(iii) For clarity, Biogen Idec shall be the lead commercialization Party for the Products in Niche Indications outside the U.S.

(b) Portola’s Right to Co-Promote in the Major Indications in the United States.

(i) Subject to Section 4.5, Portola shall have the right to Co-Promote each Product, in accordance with the rest of this Section 7.2(b).

(ii) Portola shall have the right to elect to Co-Promote each Product in the United States (the “Co-Promotion Option”) during the co-promotion term for such Product (the “Portola Co-Promotion Term”) following an NDA filing for such Product in the U.S. as more specifically set forth herein. Within [*] after an NDA filing for such Product with the FDA, Biogen Idec will notify Portola of Biogen Idec’s preliminary estimate of the Details it anticipates for such Product in the United States to healthcare professionals (the “Biogen Idec Estimate”). The Portola Co-Promotion Option may be exercised by Portola with respect to a particular Product for any [*] Major Indications only if (W) [*], (X) [*] for any Niche Indication, (Y) Portola has [*], and (Z) Portola gives Biogen Idec written notice of such exercise no later than [*] after the later of (u) receipt of the Biogen Idec Estimate, and (v) the first date on which conditions (W)-(Y) apply on or after the date of the delivery of the applicable Biogen Idec Estimate. Portola may exercise the Co-Promotion Option with respect to a particular Product [*] by written notice to Biogen Idec no later than [*] after the receipt of the Biogen Idec Estimate for such Product. For clarity, all Portola Co-Promotion Terms for [*] Major Indications shall cease upon [*], subject to an orderly wind-down of not more than [*] with respect to any ongoing co-promotion activities.

(iii) The promotion efforts of Portola for such Product (the “Portola Co-Promotion Effort”) shall be up to [*] of the total Detailing effort for Products, subject to variation from time to time upon [*] written notification from Portola to Biogen Idec, provided that: (A) Portola’s Co-Promotion Efforts shall [*], unless Portola terminates the Portola Co-Promotion Term in accordance with subsection (iv) below; and (B) Portola shall inform Biogen Idec of its desired initial Co-Promotion Efforts concurrent with its written notification to exercise the Portola Co-Promotion Option.

(iv) The Portola Co-Promotion Term with respect to a particular Product shall continue for as long as such Product is being sold, unless Portola provides Biogen Idec with a [*] written notice of its decision to relinquish its Co-Promotion Efforts with respect to such Product, in which case Biogen Idec and Portola shall reasonably cooperate to transition to Biogen Idec all of Portola’s co-promotion activities with respect to such Product so as to minimize disruption to sales activity and Portola shall withdraw its sales representatives from such co-promotion activities in a professional manner.

(v) If Portola initiates the Portola Co-Promotion Term for a Product, Portola shall have the right to Co-Promote such Product in the U.S. by providing sales calls to

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

healthcare professionals in geographically dispersed population centers in the United States with a pro-rata allocation of high volume Prescribers and academic centers of excellence based on the Portola Co-Promotion Efforts.

(vi) Promptly after Portola exercises such Portola Co-Promotion Term for the first Product, Biogen Idec and Portola shall commence negotiations in good faith and enter into a co-promotion agreement (the “Co-Promotion Agreement”) in accordance with the terms and conditions set forth in Exhibit I attached hereto. The Parties shall use Commercially Reasonable Efforts to enter into and execute the Co-Promotion Agreement within [*] following Portola’s initiation of the Co-Promotion Term.

(vii) For clarity, for all Indications, regardless of Portola’s Co-Promotion Efforts, Biogen Idec shall retain all decision-making authority related to Product recalls and withdrawals, and pricing and commercial terms, and Biogen Idec shall book all sales (including invoicing, collections and other supply chain activities) for the Products under this Agreement. For clarity, regardless of Portola’s Co-Promotion Efforts, Biogen Idec shall retain all decision-making authority related to all commercialization activities and plans, including but not limited to medical affairs and medical education, for all Products in the Major Indications.

7.3 Product Recalls. In the event that any Regulatory Authority issues or requests a recall or takes similar action in connection with a Product, or in the event a Party reasonably believes that an event, incident or circumstance has occurred that may result in the need for a voluntary or mandatory recall, market withdrawal or other corrective action regarding a Product, such Party shall promptly advise the other Party (in the case of Portola, the Chief Executive Officer or another senior executive designated in advance by the Chief Executive Officer; and in the case of Biogen Idec, the Senior Vice President of Quality or other appropriate senior representative) thereof by telephone or facsimile. Biogen Idec shall decide and have control of whether to conduct a recall or market withdrawal (except in the event of a recall or market withdrawal mandated by a Regulatory Authority, in which case it shall be required) or to take other corrective action in any country and the manner in which any such recall, market withdrawal or corrective action shall be conducted; provided that the Biogen Idec shall notify Portola prior to making any public disclosure of the recall, market withdrawal or corrective action and shall keep Portola regularly informed regarding any such recall, market withdrawal or corrective action. Recall costs shall be borne by the Parties consistent with the cost sharing formula set forth in Section 8.3; provided, however, Biogen Idec shall bear the costs incurred by the Parties in connection with any recall in the Royalty Territory.

7.4 Pharmacovigilance.

(a) Biogen Idec shall own the global safety databases for all Products.

(b) Without limiting the foregoing, with respect to clinical trials being carried out by or on behalf of Biogen Idec, each Party agrees prior to commercialization pursuant to this Agreement, during the Term hereof, to notify the other Party within [*], in English, of any information of which the first Party becomes aware concerning any serious side effect, injury, toxicity or sensitivity reaction, or any unexpected incident, whether or not determined to be attributable to any Product (hereinafter “Serious Adverse Experience”), where such Adverse

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Experience is life threatening and associated with the clinical uses, studies, investigations and tests of Product. With respect to all other Adverse Experiences (non-life threatening), the Party first learning of such experience shall furnish the other Party with copies of such Adverse Experiences reported to it, in English, within [*] after receipt. “Life threatening” as used in this Section refers to an experience which results in death, is immediately life-threatening, results in persistent and significant disability/incapacity or requires in-patient hospitalization or prolongation of existing hospitalization, or is an overdose. Other important medical events that may jeopardize the patient or may require intervention to prevent one of the outcomes previously listed should also be considered serious. “Unexpected” as used in this Section refers to a condition or development not listed in the current labeling or investigator’s brochure for Product, and includes an event that may be symptomatically and pathophysiologically related to an event listed in the labeling, but differs from the event because of increased frequency or greater severity or specificity.

(c) Notwithstanding the provisions of Section 7.4(b), with respect to clinical trials being carried out by or on behalf of Portola, Portola shall provide Biogen Idec with Serious Adverse Experience reports of unexpected life threatening events which are possibly, probably, definitely related or of unknown relationship to the use of Product within [*] after receipt of the information. Portola shall also provide Biogen Idec with Serious Adverse Experience reports of unexpected non-life threatening events which are possibly, probably, definitely related or of unknown relationship to the use of Product within [*] after receipt of the information. In addition, Portola shall furnish to Biogen Idec copies of the end of study summary of Adverse Experiences in English within the time period set forth in the applicable then-current clinical development plan for Product.

(d) Portola shall provide Biogen Idec with all legacy serious Adverse Experience data from all previously conducted Portola sponsored trials prior to execution of the safety data exchange agreement.

(e) By no later than [*] following the Effective Date, the Parties shall agree upon and implement a formal procedure for the mutual exchange of adverse event reports and safety information associated with the Product. Details of the operating procedure respecting such adverse event reports and safety information exchange shall be the subject of a mutually-agreed pharmacovigilance agreement between the Parties. Such pharmacovigilance agreement shall be implemented at a time sufficient to permit compliance, and shall supersede Sections 7.4(b) through (d). If the Parties enter into a Co-Promotion Agreement pursuant to the provisions set forth in Section 7.2 above, any such Co-Promotion Agreement shall specify a reporting procedure for Portola to report to Biogen Idec any adverse events related to the use of the Product. Biogen Idec shall be solely responsible for reporting to the FDA (and other Regulatory Authorities as applicable) adverse events and complaints relating to the Products and for maintaining a database of such adverse events and complaints.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

ARTICLE 8

FINANCIAL PROVISIONS

8.1 Upfront Payment and Investment.

(a) Biogen Idec shall pay to Portola a one-time, non-refundable, non-creditable upfront payment of thirty-six million dollars (US $36,000,000) within [*] after the Effective Date.

(b) Concurrent with the execution of this Agreement, the Parties has entered into that certain Stock Purchase Agreement of even date hereof, pursuant to which Biogen Idec has agreed to purchase nine million dollars (US $9 million) worth of Series 1 Preferred Stock of Portola.

8.2 Milestone Payments.

(a) Lead Compound. Subject to the terms and conditions of this Agreement (including the rest of this Section 8.2), Biogen Idec shall pay to Portola the milestone payments set forth below upon (i) [*][*] or [*][*]; or (ii) with respect to [*][*], [*][*] or [*][*]:

Milestone	Milestone Payment
Development Milestones
[*]	$[*]
[*] [*]
[*]	$[*]
[*]
[*]	$[*];
[*]	$[*];
[*]	$[*]; and
[*]	$[*].
[*]
[*]
[*]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Milestone	Milestone Payment
Milestone	Milestone Payment
[*]	$[*]
[*]	$[*]
[*]	$[*]
[*]	$[*]
[*]

Milestone	Milestone Payment
[*]	$[*]
[*]	$[*]
[*]	$[*]
[*]	$[*]
[*]	$[*]
[*]	$[*]

(b) Back-Up Compound. Subject to the terms and conditions of this Agreement (including the rest of this Section 8.2), Biogen Idec shall pay to Portola the milestone payments set forth below [*][*] or [*][*]:

Milestone	Milestone Payment
Development Milestones
[*]	$[*]
[*]	$[*]
[*]	$[*]
[*]	$[*]
[*]	$[*]
Regulatory Milestones
[*]	$[*]
[*]	$[*]
[*]	$[*]
[*]	$[*]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

If Biogen Idec [*] for a Collaboration Compound, such Collaboration Compound shall be deemed to [*] as of such [*] with respect to the timing of this Section 8.2(b), even if [*].

(c) Biogen Idec shall notify Portola in writing within [*] following the achievement of each milestone event, and shall make the appropriate milestone payment within [*] after the achievement of such milestone event.

(d) The milestone payments set forth in Sections 8.2(a) and (b) above shall be payable [*] achievement of such milestone and [*] for [*] achievement of such milestone and shall [*] for [*] or [*] or [*] that was [*] for the [*], provided that such milestone [*] for the [*] or [*]. For clarity, [*] milestone shall be payable with respect to a Product which is a [*] and [*].

(e) The milestone payment triggered by [*] shall become due and payable upon [*] for the [*] if such [*] at such time. The achievement of a milestone event (the “Current Milestone”) with respect to a Product shall be conclusive evidence of the achievements of all preceding milestone events (excluding [*]) for such Product, and, to the extent any milestone payment corresponding to any such preceding milestone event has not been made for such Product, such milestone payment shall become due concurrently with the milestone payment triggered by such Current Milestone. In the event a clinical trial for a particular Product for an Indication is designed as a Phase II/III Clinical Trial, then the milestone payments associated with the Commencement of the Phase III Clinical Trial shall be triggered upon the transition of the Development activities into the pivotal phase.

(f) The identity of the “[*]” and the “[*]” shall be separately determined for each milestone event based solely upon the order in which such particular milestone event is achieved with respect to the [*]. For example, in the case where the [*] for a particular Product is for [*], the [*] is for [*], the [*] is for [*], and the [*] is for [*], then [*] shall be deemed the “[*]” for the milestone triggered by the [*]l and [*] shall be deemed the “[*]” for milestone triggered by the [*], and [*] shall be deemed the “[*]” for the milestone triggered by the [*] and “[*]” for the milestone triggered by the [*].

(g) Notwithstanding the foregoing, the amounts payable with respect to milestones shall be determined in accordance with all of the following: (i) in the event the first occurrence of any milestone events set forth in Section 8.2(a) and (b) above is [*], then Biogen Idec shall pay the milestone payment triggered by such milestone event as set forth in the tables above (the “Milestone Amount”) subject to Section 8.2(g)(ii) and (iii); (ii) in the event the first

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

occurrence of any milestone events set forth in Section 8.2(a) and (b) above (other than [*] and the [*]) is [*], then Biogen Idec shall pay the milestone payment triggered by such milestone event in the amount [*] of such Milestone Amount, provided that, upon the [*] of the [*] in [*], Biogen Idec shall make another payment to Portola in the amount that equals [*] of such Milestone Amount, provided that, in such event, the [*] such [*] shall be regarded as the [*] as the [*] such milestone payment for the purpose of construing [*] or [*]; (iii) [*] shall be paid only upon the achievement of such [*] and shall be [*] as follows: (A) [*] such Milestone Amount shall be due when such [*]; (B) [*] such Milestone Amount shall be due when such [*]; and (C) [*] such Milestone Amount shall be due when such [*]; and (iv) in the event Portola exercises the Opt-Out Option for a particular Product, the Milestone Amounts for any Milestone Payments with respect to such Product [*] shall be [*] that [*]. For purposes of illustration only, if (x) a Product [*] achieves [*], followed by [*] and then [*], the corresponding milestone amounts owed for [*] would by [*] dollars ($[*]), [*] dollars ($[*]) and [*] dollars ($[*]), respectively; (y) a Product [*] achieves [*], followed by [*] and then [*], the corresponding milestone amounts owed would by [*] dollars ($[*]), [*] dollars ($[*]) and [*] dollars ($[*]), respectively.

8.3 Profit Sharing of Co-Developed Product in the Profit Share Territory. The terms and conditions of this Section 8.3 shall govern each Party’s rights and obligations with respect to Collaboration Operating Profit (or Losses) for each Product for which Portola has not exercised its Opt-Out Option under Section 4.5(b). For clarity, if Portola exercises its Opt-Out Option for a particular Product, Portola shall have no right to share Collaboration Operating Profits, and no obligation to bear any Collaboration Operating Losses, with respect to such Product incurred after the effectiveness of its exercise of the Opt-Out Option.

(a) Share of Collaboration Operating Profits and Collaboration Operating Losses. Subject to Section 8.3(b), the Parties shall share all Collaboration Operating Profits and all Collaboration Operating Losses (as applicable) for each Product in the Profit Share Territory on the basis of seventy-five percent (75%) to Biogen Idec and twenty-five percent (25%) to Portola. Such sharing of Collaboration Operating Profits (or Losses) for a particular Product shall cease upon exercise of the Opt-Out Option for such Product.

(b) Initial Ex-US Commercialization Loss.

(i) “Profitable Calendar Quarter” means [*] Calendar Quarters which occur after the First Commercial Sale of Product has occurred in [*] and during which the Collaboration Operation Profit (excluding Sublicense Revenue) for such Product is positive in the Territory [*]; provided, however, that in all events the first Calendar Quarter commencing after [*] of the first launch of such Product [*] shall be deemed a Profitable Calendar Quarter with respect to such Product.

(ii) For each Product for which Portola has not exercised its Opt-Out Option and prior to the first Profitable Calendar Quarter for such Product: (A) [*] shall [*] the Ex-US Commercialization Profit (or Loss) for each Calendar Quarter during which the Ex-US Commercialization Profit (or Loss) is negative; and (B) for each Calendar Quarter during which the Ex-US Commercialization Profit (or Loss) is positive, subsection (iii) shall apply.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(iii) For any Calendar Quarter: (A) prior to the first Profitable Calendar Quarter during which the Ex-US Commercialization Profit (or Loss) is positive; or (B) that is the first Profitable Calendar Quarter or any subsequent Calendar Quarter, [*] shall [*] to [*] of the aggregate Ex-US Commercialization Loss [*] under subsection (ii) in prior Calendar Quarters [*] profit share obligations [*] under Section 8.3(a) as follows: (x) the [*] of such [*] may be [*] basis [*]; and (y) the [*] may be [*] additional [*] until [*].

For purposes of illustration only, if the aggregate Collaboration Operating Loss is $[*] (of which $[*] may be [*]) prior to the first Calendar Quarter in which there is a Collaboration Operating Profit, and the Collaboration Operating Profits (or Losses) for such [*] and the [*] are $[*] in [*], $[*] in Collaboration Operating Loss and $[*] in Collaboration Operating Profit, respectively, then: (i) for the [*], [*] will [*] to [*] the profit share [*], so that [*] the Collaboration Operating Profit and [*] the Collaboration Operating Profit, and the [*] Collaboration Operating Loss [*] will be [*]; (ii) for the [*],[*] will [*], so that [*] under the profit share arrangement, and the [*] will be [*]; and (iii) for the [*], [*] will [*] of the [*] to the [*], so that [*] the Collaboration Operating Profit and [*] the Collaboration Operating Profit, and the [*] will be [*]. Under a different example, if the aggregate Collaboration Operating Loss is $[*] (of which $[*] may be [*]), and over a series of quarters [*], then in[*] may [*] but may not [*].

8.4 Royalty Payments

(a) Royalty Rates.

(i) Royalty Rates Upon Exercise of the Opt-Out Option. Upon exercise by Portola of its Opt-Out Option for a particular Product, Biogen Idec shall make royalty payments to Portola on such Product, on a Product by Product basis, based on annual Net Sales of such Product in the Royalty Territory by Biogen Idec, its Affiliates and sublicensees (excluding distributors) at the applicable rates set forth below:

Total Net Sales of Applicable Product Throughout the Territory in any Calendar Year by Biogen Idec, its Affiliates and/or Sublicensees	Royalty Rate
Portion of Net Sales of the applicable Product which are less than or equal to $[*]	[*] percent ([*]%)
Portion of Net Sales of the applicable Product which are more than $[*] but less than or equal to $[*]	[*] percent ([*]%)
Portion of Net Sales of the applicable Product which are more than $[*] but less than or equal to $[*]	[*] percent ([*]%)
Portion of Net Sales of the applicable Product which are more than $[*] but less than or equal to $[*]	[*] percent ([*]%)
Portion of Net Sales of the applicable Product which are more than $[*]	[*] percent ([*]%)

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

For purposes of illustration only, if Portola has exercised its Opt-Out Option for a particular Product and Biogen Idec in a Calendar Year during the Royalty Term has [*] dollars of Net Sales of such Product, the royalties payable on Net Sales prior to any applicable reductions based upon Sections 8.4 and 8.5 would be [*] dollars ($[*]) (i.e., [*] million).

(b) Royalties will be payable on a Product-by-Product and country-by-country basis from First Commercial Sale of such Product on Net Sales of such Product in such country, until the later of: (i) the expiration of the last to expire Valid Claim claiming the composition of matter or formulation of, or the method of making or using, such Product in such country; (ii) the expiration of the last to expire Government Exclusivity for the Product in such country; or (iii) [*] from the First Commercial Sale of such Product in such country, provided that, after such period of time but for as long as Portola has an obligation to pay any royalties to any Third Party (including Astellas) under Section 8.5 for the sale of any Product hereunder by Biogen Idec, its Affiliates or sublicensees, Biogen Idec shall continue to pay Portola royalties in the amount equal to the amount Portola is required to pay such Third Party as a result of such sale. In each case, the period of time during which Biogen Idec is required to pay Portola a royalty on the sales of such Product in such country is referred to as the “Royalty Term” for such Product in such country.

(c) For any Calendar Quarter during the Royalty Term in which: (i) there is a sale of a Generic Product in a particular country; (ii) the sale of a Product in such country is not covered by a Valid Claim in such country; and (iii) the Product is not protected by Government Exclusivity in such country, the royalty rates set forth in this Section 8.4 applicable to Net Sales of such Product in such country shall be reduced by [*] for that Calendar Quarter.

(d) All royalties are subject to the following conditions: (i) that only one royalty shall be due with respect to the same unit of Product; (ii) that no royalties shall be due upon the sale or other transfer among Biogen Idec or its Related Parties, but in such cases the royalty shall be due and calculated upon Biogen Idec’s or its Related Party’s Net Sales to the first independent Third Party; (iii) no royalties shall accrue on the sale or other disposition of Product for use in a Clinical Trial conducted by Biogen Idec or its Related Parties; and (iv) no royalties shall accrue on the disposition of Product in reasonable quantities by Biogen Idec or its Related Parties as samples (promotion or otherwise) or as donations or for compassionate use (for example, to non-profit institutions or government agencies for a non-commercial purpose).

8.5 Third Party Obligations.

(a) Portola shall remain responsible for the payment of royalty, milestone and other payment obligations under: (i) the [*]; (ii) the [*]; and (iii) any [*] and [*] that [*] or any [*], so long as [*], provided that, in the event Portola does not exercise its Opt-Out Option for a particular Product, then [*] under [*] with respect to the commercialization of such Product shall be shared by the Parties as part of the Cost of Sales. Except upon Biogen Idec’s reasonable approval, Portola shall not amend or otherwise modify the MTAs so as to adversely affect Biogen Idec’s rights and obligations hereunder.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(b) In the event that Biogen Idec reasonably determines that rights to intellectual property owned or Controlled by a Third Party are required in order to research, Develop, manufacture, use, import, sell or otherwise commercialize any Product, Biogen Idec shall have the right to negotiate and acquire such rights through a license or otherwise. In the event Portola exercises its Opt-Out Option for such Product, then, subject to Section 8.5(a), Biogen Idec shall have the right to deduct from the royalty payments due to Portola under this Agreement for such Product [*] of the royalties and such other amounts paid by Biogen Idec to such Third Party in respect of such acquired rights applicable to such Product; provided, however, that Biogen Idec shall not have the right to make such deduction to the extent Biogen Idec obtains such Third Party license for the right to make, use or sell an Active Ingredient, other than a Collaboration Compound, that is included in any Combination Product, and provided, further, that such reduction shall not reduce the royalty rates otherwise applicable to the Net Sales of such Product by more than [*] in any one Calendar Quarter, but any unused royalty reduction may be credited against royalties up to [*] in subsequent Calendar Quarters. In the event Portola does not exercise its Opt-Out Option for such Product, then all payments under such Third Party agreement attributed to development, manufacture and/or sale of such Product shall be treated as costs shared between the Parties as part of the Cost of Sales.

8.6 Limit on Royalty Reduction. Notwithstanding anything to the contrary in this Agreement, in no event will the royalties payable to Portola be reduced to less than a rate equal to [*] of the applicable royalty rate set forth in Section 8.4(a) by the operation of Sections 8.4(c) and 8.5(b) combined.

8.7 Tax.

(a) Taxes on Income. Each Party shall be solely responsible for the payment of all taxes imposed on its share of income arising directly or indirectly from the activities of the Parties under this Agreement.

(b) Withholding Tax. The Parties agree to cooperate with one another and use reasonable efforts to lawfully avoid or reduce tax withholding or similar obligations in respect of royalties, milestone payments, and other payments made by the paying Party to the receiving Party under this Agreement. To the extent the paying Party is required to deduct and withhold taxes on any payment, the paying Party shall pay the amounts of such taxes to the proper Governmental Authority for the account of the receiving Party and remit the net amount to the receiving Party in a timely manner. The paying Party shall promptly furnish the receiving Party with proof of payment of such taxes. In the event that documentation is necessary in order to secure an exemption from, or a reduction in, any withholding taxes, the Parties shall provide such documentation to the extent they are entitled to do so. Notwithstanding anything to the contrary in this Agreement, neither Party shall (i) exercise its payment obligations through, or (ii) assign or otherwise transfer this Agreement or the obligation to make payments hereunder to, in each case, any person located in a country that imposes withholding taxes on royalty payments made to a US beneficial owner, without the permission of the other Party, which permission shall not be unreasonably withheld.

(c) Tax Cooperation. Portola shall provide Biogen Idec any tax forms that may be reasonably necessary in order for Biogen Idec to not withhold tax or to withhold tax at a

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

reduced rate under an applicable bilateral income tax treaty. Portola shall use reasonable efforts to provide any such tax forms to Biogen Idec in advance of the due date. Each Party shall provide the other with reasonable assistance to enable the recovery, as permitted by applicable law, of withholding taxes or similar obligations resulting from payments made under this Agreement, such recovery to be for the benefit of the Party bearing such withholding tax under this Section 8.7.

ARTICLE 9

INTELLECTUAL PROPERTY RIGHTS

9.1 Ownership of Inventions. All Inventions which are: (i) discovered or invented solely by employees of a Party or its respective Affiliate or a Third Party acting on behalf of such Party or its respective Affiliate shall be owned solely by such Party or its respective Affiliate; or (ii) discovered or invented jointly by both (x) Portola or its Affiliates or by a Third Party acting on its behalf and (y) Biogen Idec or its Affiliates or by a Third Party acting on its behalf shall be owned jointly by Portola and Biogen Idec, with each Party owning an undivided half interest, without a duty of accounting or an obligation to seek consent from the other Party for the exploitation or sublicensing thereof (subject to any exclusive license granted hereunder) (each a “Joint Invention”); provided that [*], then such Party shall [*].

9.2 Patent Prosecution.

(a) Within thirty (30) days after the Effective Date, the Parties shall each appoint a representative to handle patent affairs (“Patent Affairs Representative”). Biogen Idec shall [*] and [*] relating to the Portola Patents and Joint Patents. Through their respective Patent Affairs Representatives, Portola shall consult, [*], with Biogen Idec as to the preparation, filing, prosecution and maintenance of the Portola Patents and Joint Patents (including, without limitation, any reissues, reexaminations, appeals to appropriate patent offices and/or courts, interferences, derivation proceeding, post-grant review proceedings and foreign oppositions) reasonably prior to any deadline or action with the U.S. Patent & Trademark Office or any foreign patent office, and shall furnish to Biogen Idec copies of all relevant documents reasonably in advance of such consultation, consider in good faith Biogen Idec’s comments and suggestions with regard to such preparation, filing, prosecution and/or maintenance (including without limitation any inter partes proceedings) of the patent applications and/or patents within the Portola Patents and Joint Patents, [*]; provided, however, that in the event of a disagreement between the Patent Affairs Representatives of Portola and Biogen Idec on any such patent prosecution or maintenance matters, such dispute shall be resolved as set forth in Section 9.2(c). Biogen Idec shall have the right, but not the obligation, to [*] relating to the Portola Patents and Joint Patents. Provided that Biogen Idec is not in material breach of its obligations under this Agreement, Portola shall not abandon any patent or patent application within the Portola Patents and Joint Patents without Biogen Idec’s prior written consent. Portola shall keep, and shall instruct outside patent counsel to keep, Biogen Idec regularly informed with regard to the patent preparation, filing, prosecution and maintenance processes. Portola shall promptly deliver, and shall instruct outside patent counsel promptly to deliver, to Biogen Idec copies of all patent applications, amendments, issued patents, related correspondence, and other related documents.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(b) If Portola has not exercised the Opt-Out Option, the Parties shall share all reasonable Patent Expenses incurred in the prosecution and maintenance of the Portola Patents and Joint Patents in the Profit Share Territory on the basis of [*] to Biogen Idec and [*] to Portola. If Portola has exercised the Opt-Out Option, [*] shall [*] costs incurred in the prosecution and maintenance of the Portola Patents and Joint Patents. In all events, Biogen Idec shall have the right, exercisable on a patent-by-patent (or patent application-by-patent application) basis upon [*] written notice to Portola that it no longer wishes to support the prosecution and maintenance of a patent or patent application amongst Portola Patents and Joint Patents, whereupon (i) Portola shall have the right, but not the obligation, to continue prosecution and maintenance of such patent or patent application at its own expense, and (ii) such patent or patent application shall, [*].

(c) In the event the Patent Affairs Representatives cannot reach agreement as to the strategy or implementation of prosecuting or maintaining Portola Patents or Joint Patents, [*] Patent Affairs Representative shall have the final decision authority on matters pertaining to [*] and [*] Patent Affairs Representative shall have the final decision authority on all other matters, provided that: (i) in the event [*] representative makes a decision not to file applications for, or to cease prosecution and/or maintenance of, any [*] in any country or jurisdiction in the Territory, [*] shall have the right (but not the obligation), at its sole discretion and expense, to file or to continue prosecution or maintenance of such [*] in such country; and (ii) if and when [*] of [*] and decides [*] or [*] this Agreement so that [*] would be [*], [*] Patent Affairs Representative shall no longer have the final decision making authority with respect to [*] under this Section 9.2(c) and [*] Patent Affairs Representative shall instead have such final decision making authority. Each Party’s Patent Affairs Representative, when exercising such final decision authority, shall exercise his/her reasonable judgment to obtain and maintain patent coverage of Collaboration Compounds consistent with the application of Commercially Reasonable Efforts for purposes of Development and commercialization of Products under this Agreement.

9.3 Patent Enforcement.

(a) Each Party will notify the other within [*] of any infringement by a Third Party of any of the Portola Patents or Joint Patents in the Territory of which such Party becomes aware, including any “patent certification” filed in the United States under 21 U.S.C. §355(b)(2) or 21 U.S.C. §355(j)(2) or similar provisions in other jurisdictions and of any declaratory judgment, opposition, or similar action alleging the invalidity, unenforceability or non-infringement of any of the Portola Patents or Joint Patents (collectively, an “Infringement”). Any such Infringement that (x) arises with respect to a [*], or (y) arises from [*] or [*] in the Licensed Field (or any other [*] within the scope of the [*]) shall be deemed a “Product Infringement”.

(b) Biogen Idec shall have the right to bring and control any legal action in connection with such Product Infringement in the Territory as it reasonably determines appropriate (provided that Biogen Idec shall not have the right to enforce any [*] with respect to infringing conduct that is outside the scope of the [*]), which right shall be [*] with respect to Product Infringements concerning [*], and Portola shall have the right to be represented in any such action by counsel of its choice and at its own expense. Biogen Idec shall bear all other

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

reasonable costs incurred in connection with such legal action, provided that, in the event Portola does not exercise its Opt-Out Option, then such expenses incurred with respect to any Patents Rights in the Profit Share Territory shall be shared on the basis of [*] to Biogen Idec and [*] to Portola as [*].

(c) The enforcing Party shall keep the other Party reasonably informed of the status and progress of such enforcement efforts, shall reasonably consider the other Party’s comments on any such efforts. At the request of the enforcing Party, the other Party shall provide reasonable assistance in connection therewith, including by executing reasonably appropriate documents, cooperating in discovery and joining as a party to the action if required.

(d) In connection with any such proceeding, the Party bringing the action shall not enter into any settlement admitting the invalidity of, or otherwise impairing the other Party’s rights in, the Portola Patents or Joint Patents without the prior written consent of the other Party.

(e) Any recoveries resulting from such an action relating to a claim of Product Infringement shall be first applied against payment of each Party’s costs and expenses in connection therewith, provided that to the extent that such costs and expenses were shared by the Parties [*] pursuant to Section 9.3(a), then such reimbursement shall be similarly shared. Any such recoveries in excess of such costs and expenses (the “Remainder”) will be shared by the Parties as follows: (a) if Portola has not exercised the Opt-Out Option, such Remainder shall be treated as Collaboration Operating Profit and shared by the Parties in accordance with Section 8.3; and (b) if Portola has exercised the Opt-Out Option, then such Remainder shall be [*], provided that [*].

(f) Portola shall have the exclusive right to enforce the Portola Patents [*] for any Infringement that is not a Product Infringement, without obligations to Biogen Idec except (i) as provided in Section 9.2 with respect to Infringements constituting reissues, reexaminations, appeals to appropriate patent offices and/or courts, interferences, derivation proceeding, post-grant review proceedings and foreign oppositions or similar proceedings, and (ii) Portola shall not enter into any settlement admitting the invalidity of, or otherwise impairing Biogen Idec’s rights in, the Portola Patents or Joint Patents without the prior written consent of Biogen Idec. Portola shall [*] or [*] with respect to any infringement, expressly including any infringement [*], [*].

9.4 Patent Licensed From Third Parties. Biogen Idec’s rights under this Article 9 with respect to the prosecution, maintenance and enforcement of any Portola Patents that are licensed by Portola from a Third Party shall be subject to the rights of such Third Party to prosecute, maintain and enforce such Patents.

9.5 Trademarks. Biogen Idec shall have the right to brand the Products using Biogen Idec related trademarks and any other trademarks and trade names it determines appropriate for the Products, which may vary by country or within a country (“Product Marks”). Biogen Idec shall own all rights in the Product Marks and register and maintain the Product Marks in the countries and regions it determines reasonably necessary.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

9.6 Patent Extensions.

(a) The Parties shall cooperate in obtaining patent term restoration (under but not limited to Drug Price Competition and Patent Term Restoration Act), supplemental protection certificates or their equivalents, and patent term extensions with respect to the Portola Patents and/or Joint Patents in any country and/or region where applicable; provided, however, that [*] shall be extended in connection with [*], [*].

(b) [*] shall determine which Portola Patent it will apply to extend, and [*] shall file for such extension. At [*] reasonable request, [*] shall provide all reasonable assistance to Biogen Idec in connection with such filing.

ARTICLE 10

CONFIDENTIALITY; PUBLICATION

10.1 Duty of Confidence. Subject to the other provisions of this Article 10:

(a) all Confidential Information disclosed by a Party or its Affiliates under this Agreement will be maintained in confidence and otherwise safeguarded by the recipient Party and its Affiliates, in the same manner and with the same protection as such recipient Party maintains its own confidential information;

(b) the recipient Party may only use any such Confidential Information for the purposes of performing its obligations or exercising its rights under this Agreement; and

(c) the recipient Party may disclose Confidential Information of the other Party only to: (i) its Affiliates, potential sublicensees, sublicensees, potential acquiring parties, and acquiring parties; and (ii) employees, directors, agents, contractors, consultants and advisers of the recipient Party and its Affiliates and sublicensees, in each case to the extent reasonably necessary for the purposes of, and for those matters undertaken pursuant to, this Agreement; provided that such Persons are bound to maintain the confidentiality of the Confidential Information in a manner consistent with the confidentiality provisions of this Agreement.

10.2 Exceptions. The foregoing obligations as to particular Confidential Information of a disclosing Party shall not apply to the extent that the receiving Party can demonstrate that such Confidential Information:

(a) is known by the receiving Party at the time of its receipt, and not through a prior disclosure by the disclosing Party, as documented by the Receiving Party’s business records or otherwise established by competent evidence;

(b) is in the public domain by use and/or publication before its receipt from the disclosing Party, or thereafter enters the public domain through no fault of the Receiving Party;

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(c) is subsequently disclosed to the receiving Party by a Third Party who may lawfully do so and is not under an obligation of confidentiality with respect to such Confidential Information to the disclosing Party; or

(d) is developed by the receiving Party independently and without use of or reference to any Confidential Information received from the disclosing Party, as documented by the receiving Party’s business records or otherwise established by competent evidence.

Any combination of features or disclosures shall not be deemed to fall within the foregoing exclusions merely because individual features are published or available to the general public or in the rightful possession of the receiving Party unless the combination itself and principle of operation are obvious therefrom or are published or available to the general public or in the rightful possession of the receiving Party.

10.3 Authorized Disclosures. Notwithstanding the obligations set forth in Sections 10.1 and 10.5, a Party may disclose the other Party’s Confidential Information and the terms of this Agreement to the extent:

(a) such disclosure: (i) is reasonably necessary for the filing or prosecuting Patent Rights as contemplated by this Agreement; (ii) is reasonably necessary in connection with Regulatory Filings for Products as contemplated by this Agreement; (iii) is reasonably necessary for the prosecuting or defending litigation as contemplated by this Agreement; or (iv) is made to any Third Party bound by written obligation of confidentiality and non-use similar to those set forth under this Article 10, to the extent otherwise necessary or appropriate in connection with the exercise of its rights or the performance of its obligations hereunder;

(b) such disclosure is reasonably necessary: (i) to such Party’s directors, attorneys, independent accountants or financial advisors for the sole purpose of enabling such directors, attorneys, independent accountants or financial advisors to provide advice to the receiving Party, provided that in each such case on the condition that such directors, attorneys, independent accountants and financial advisors are bound by confidentiality and non-use obligations substantially consistent with those contained in this Agreement; provided, however, that the term of confidentiality for such directors, attorneys, independent accountants and financial advisors shall be no less than [*]; or (ii) to actual or potential investors and/or acquirors solely for the purpose of evaluating an actual or potential investment or acquisition; provided that in each such case on the condition that such actual or potential investors and/or acquirers are bound by confidentiality and non-use obligations substantially consistent with those contained in the Agreement; provided, however, that the term of confidentiality for such directors, attorneys, independent accountants and financial advisors shall be no less than [*];

(c) such disclosure is required by judicial or administrative process, provided that in such event such Party shall promptly inform the other Party such required disclosure and provide the other Party an opportunity to challenge or limit the disclosure obligations. Confidential Information that is disclosed by judicial or administrative process shall remain otherwise subject to the confidentiality and non-use provisions of this Article 10, and the Party disclosing Confidential Information pursuant to law or court order shall take all steps reasonably

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

necessary, including seeking of confidential treatment or a protective order to ensure the continued confidential treatment of such Confidential Information; and

(d) such disclosure is deemed necessary by a Party to be disclosed to Related Parties, agent(s), consultant(s) and/or other Third Parties deemed by such Party and/or its Affiliates to be necessary or advisable in the ordinary course of business in furtherance of the Development, Manufacture and/or commercialization of Collaboration Compounds and/or Products in accordance with this Agreement on the condition that such Third Parties agree to be bound by confidentiality and non-use obligations that are substantially consistent with those confidentiality and non-use provisions contained in this Agreement; provided, however, that the term of confidentiality for such Third Parties shall be no less than [*].

10.4 Publication. Publication strategy shall be managed by the JSC, which shall have the right to review and approve any publication, considering Biogen Idec’s and Portola’s interest in publishing the results of its research in order to obtain recognition within the scientific community and to advance the state of scientific knowledge, the need to protect Confidential Information and the Parties’ mutual interest in obtaining valid patent protection, protecting reasonable business interests and trade secret information and, having an integrated approach to developing one or more Products for one or more Indications. Consequently, except for disclosures permitted pursuant to Sections 10.2 and 10.3, either Party or its Affiliates, or its or their employee(s) or consultant(s) shall deliver to the JSC for review and comment a copy of any proposed publication or presentation that pertains to the Collaboration Compound(s) and/or Product(s), pursuant to a procedure to be established by the JSC. The JSC shall have the right to require modifications of the publication or presentation to protect the Parties’ Confidential Information including trade secrets and business information; and/or delay such submission for an additional [*] as may be or such longer period as may be reasonably necessary to seek patent protection for the information disclosed in such proposed submission.

10.5 Publicity/Use of Names. Subject to the rest of this Section 10.5, no disclosure of the existence, or the terms, of this Agreement may be made by either Party or its Affiliates, and no Party shall use the name, trademark, trade name or logo of the other Party, its Affiliates or their respective employee(s) in any publicity, promotion, news release or disclosure relating to this Agreement or its subject matter (including the Development of any Product or any Regulatory Filing or Regulatory Approval), without the prior express written permission of the other Party, except as may be required be law.

(a) A Party may disclose this Agreement and its terms, and material developments or material information generated under this Agreement, in securities filings with the Securities Exchange Commission (“SEC”) (or equivalent foreign agency) to the extent required by law after complying with the procedure set forth in this Section 10.5. In such event, the Party seeking such disclosure will prepare a draft confidential treatment request and proposed redacted version of this Agreement to request confidential treatment for this Agreement, and the other Party agrees to promptly (and in any event, no less than [*] after receipt of such confidential treatment request and proposed redactions) give its input in a reasonable manner in order to allow the Party seeking disclosure to file its request within the time lines proscribed by applicable SEC regulations. The Party seeking such disclosure shall exercise Commercially

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Reasonable Efforts to obtain confidential treatment of the Agreement from the SEC as represented by the redacted version reviewed by the other Party.

(b) Further, each Party acknowledges that the other Party may be legally required to make public disclosures (including in filings with the SEC or other agency) of certain material developments or material information generated under this Agreement and agrees that each Party may make such disclosures as required by law, provided that the Party seeking such disclosure first provides the other Party a copy of the proposed disclosure, and provided further that (except to the extent that the Party seeking disclosure is required to disclose such information to comply with applicable laws or regulations) if the other Party demonstrates to the reasonable satisfaction of the Party seeking disclosure, within [*] of such Party’s providing the copy, that the public disclosure of previously undisclosed information will materially adversely affect the development and/or commercialization of a Product being developed and/or commercialized, the Party seeking disclosure will remove from the disclosure such specific previously undisclosed information as the other Party shall reasonably request to be removed.

(c) Notwithstanding the foregoing, Biogen Idec and Portola have agreed on language of a press release announcing the collaboration, attached hereto as Exhibit K and which may be further modified by the Parties’ mutual written agreement after the Execution Date, to be issued promptly after the execution of the Agreement by both Parties.

(d) Thereafter, if Portola desires to issue a press release or make a public announcement concerning the material terms of this Agreement or the Development or commercialization of the Product under this Agreement, such as announcing the Commencement of Phase II Clinical Trials and Phase III Clinical Trials for the Product, the publication of data and results in accordance with Section 10.4, the Filing of NDAs for the Product and the achievement of Regulatory Approvals of the Product, Portola shall provide Biogen Idec with the proposed text of such announcement for Biogen Idec prior review and approval, such approval not to be unreasonably withheld or delayed. Biogen Idec shall have the right to make such announcements or issue such press release by providing Portola with reasonable advance notice of the content thereof.

(e) The Parties agree that after a disclosure pursuant to subsection (b) or a press release pursuant to subsection (c) or (d) hereof has been reviewed and approved by the other Party, the disclosing Party may make subsequent public disclosures or issue a press release disclosing the same content without having to obtain the other Party’s prior consent and approval.

ARTICLE 11

TERM AND TERMINATION

11.1 Term. Unless earlier terminated as permitted by this Agreement, the term of this Agreement will commence upon the Effective Date and continue in full force and effect until the last to occur of the following events, as the case may be: (a) the permanent discontinuation by the Parties of the Development and commercialization of all Products in the Territory for which Portola has not exercised the Opt-Out Option, and (b) the expiration of the last royalty

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

obligations of Biogen Idec with respect to all Product for which Portola exercised the Opt-Out Option (the “Term”). If Portola exercises the Opt-Out Option with respect to a particular Product, then upon expiration of the Term, [*].

11.2 Termination by Portola.

(a) Termination for Cause. Subject to Section 11.4 below, Portola may terminate this Agreement for cause, at any time during the Term, by giving written notice to Biogen Idec in the event that Biogen Idec commits a material breach of its obligations under this Agreement and such material breach remains uncured for [*] (or [*] for nonpayment of an amount due hereunder), measured from the date written notice of such material breach is given to Biogen Idec; provided, however, that if any breach is not for non-payment of an amount owed hereunder and is otherwise curable but cannot reasonably be cured within [*], then Biogen Idec shall submit to Portola a reasonable plan to cure such breach, such termination shall be delayed so long as Biogen Idec continues to make such efforts to cure such breach in accordance with such plan. Portola shall have the right to terminate this Agreement upon written notice to Biogen Idec in the event Biogen Idec does not continue to cure such breach substantially in accordance with such plan. If the alleged material breach relates to non-payment of any amount due under this Agreement, the cure period shall be tolled pending resolution of any bona fide dispute between the Parties as to whether such payment is due.

(b) Termination for Patent Challenge. Portola may terminate this Agreement if Biogen Idec or its Affiliates or sublicensees, individually or in association with any other person or entity, thereafter commences a legal action challenging the validity, enforceability or scope of any Portola Patents which claim as a composition of matter a Collaboration Compound incorporated in a Product under Development, provided, however, (i) if this clause is not enforceable under the laws of particular jurisdiction(s), then upon such a termination by Portola which is otherwise proper, this Agreement shall remain in effect solely in such jurisdiction(s); (ii) this provision shall [*] with respect to any actions of [*] which [*] as [*] and such actions [*], provided that if such [*], such [*] any [*] under this Agreement (including in connection with [*]); and (iii) this provision shall [*] with respect to any actions of [*] in connection with [*] pertaining to [*] or [*] or [*] under this Agreement.

(c) Termination for Bankruptcy. This Agreement may be terminated at any time during the Term by Portola upon Biogen Idec’s filing or institution of bankruptcy, reorganization, liquidation or receivership proceedings, or upon an assignment of a substantial portion of the assets for the benefit of creditors by the other Party; provided, however, that in the case of any involuntary bankruptcy proceeding such right to terminate shall only become effective if Biogen Idec consents to the involuntary bankruptcy or such proceeding is not dismissed within [*] after the filing thereof.

11.3 Termination by Biogen Idec.

(a) Termination for Convenience. Upon at least one hundred twenty (120) days written notice to Portola, Biogen Idec may terminate this Agreement in its entirety without cause, for any or no reason; provided, however, such one hundred twenty (120) days shall be reduced to [*] written notice in the event of an

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

adverse safety event or futility determination by Biogen Idec warranting termination of the applicable clinical trial in the reasonable determination of Biogen Idec.

(b) Termination for Cause. Subject to Section 11.4 below, Biogen Idec may terminate this Agreement for cause, at any time during the Term, by giving written notice to Portola in the event that Portola commits a material breach of its obligations under this Agreement and such material breach remains uncured for [*] (or [*] for nonpayment of an amount due hereunder), measured from the date written notice of such material breach is given to Portola; provided, however, that if any breach is not for non-payment of an amount owed hereunder and is otherwise curable but cannot be reasonably cured within [*], then Portola shall submit a reasonable plan to cure such breach, such termination shall be delayed so long as Portola continues to make such efforts to cure such breach in accordance with such plan. Biogen Idec shall have the right to terminate this Agreement upon written notice to Portola in the event Portola does not continue to cure such breach substantially in accordance with such plan. If the alleged material breach relates to non-payment of any amount due under this Agreement, the cure period shall be tolled pending resolution of any bona fide dispute between the Parties as to whether such payment is due.

11.4 Consequence for Inability to Co-Fund or Co-Promote. Notwithstanding Section 11.3(b), (i) in the event Portola fails to co-fund the Development of a Product [*] for such Product, then, subject to the notice and cure provisions set forth in Section 11.3(b) above, Portola shall [*] such Product and shall [*] for such Product [*] of such Product and [*], provided that [*]; and (ii) in the event Portola fails to co-fund the Development of a Product [*] for such Product, then, subject to the notice and cure provisions set forth in Section 11.3(b) above, Portola shall [*] for such Product and Biogen Idec shall [*] and [*] but [*] with respect to such Product [*], but Biogen Idec shall [*]. In such event, Portola shall [*]or [*] such Product, provided that in each case of (i) and (ii), such failure to fund shall not be deemed Portola’s breach of its obligations under this Agreement, and Biogen Idec shall not have the right to terminate this Agreement or seek damages as a result beyond the payments provided under this Section 11.4. Notwithstanding Section 11.2(a) and 11.3(b), in the event the Party that has exercised its Co-Promotion Option breaches its Co-Promotion obligations with respect to a Product under this Agreement or the applicable Co-Promotion Agreement, then, subject to the notice and cure provisions set forth in Section 11.2(a) or 11.3(b) above, as applicable, the other Party shall have the right to [*] and [*] with respect to such Product, but such other Party shall not have the right to [*].

11.5 Effects of Termination.

(a) Termination by Biogen Idec for Convenience, or by Portola for Cause, Patent Challenge or Biogen Idec’s Bankruptcy. Upon termination of this Agreement by Biogen Idec for convenience pursuant to Section 11.3(a), or by Portola for cause, patent challenge or Biogen Idec’s bankruptcy pursuant to Section 11.2, the following consequences shall apply to the termination and shall be effective as of the effective date of such termination:

(i) each Party shall pay all amounts then due and owing to the other Party as of the termination date;

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(ii) the Parties shall cooperate to minimize all expenses incurred between the notice date and the termination of the Agreement and in all events no new clinical trials shall be commenced during such period unless the Portola bears the full expense for such clinical trials;

(iii) all licenses and other rights granted to Biogen Idec under the Portola Technology and Joint Technology will terminate;

(iv) no later than [*] after the effective date of such termination, each Party shall return or cause to be returned to the other Party (or at its option certify to the other Party the destruction of) all Confidential Information in tangible form received from the other Party and all copies thereof and all Materials, substances or compositions delivered or provided by the other Party; provided, however, that (A) Portola may retain any such Confidential Information or materials as reasonably necessary for Portola’s continued practice under any license under this Agreement that does not terminate upon such termination pursuant to this Section 11.5, and (B) each Party may keep one copy of Confidential Information received from the other Party in its confidential files for record purposes;

(v) Biogen Idec will assign to Portola all Regulatory Filings and Regulatory Approvals specific to the applicable Products in the Territory, provided that any Biogen Idec Know-How contained in such Regulatory Filings and Regulatory Approvals shall be subject to the license grants set forth in Section 11.5(a)(vii). Biogen Idec shall, at Portola’s expense use Commercially Reasonable Efforts to cause its Contract Manufacturers to give Portola a right of reference to any DMF for Collaboration Compound and/or Product;

(vi) if Biogen Idec is responsible for the Manufacture of the Collaboration Compound or Product, Biogen Idec shall, at Portola’s request and expense, provide reasonable technical assistance and transfer all Biogen Idec Know-How necessary to Manufacture Collaboration Compound and Product to Portola or its designee or at Biogen Idec’s option, assign its rights under contracts related solely to Products with Contract Manufacturers to Portola;

(vii) Biogen Idec hereby grants Portola an exclusive as to Biogen Idec Patents and non-exclusive as to Biogen Idec Know-How, perpetual license, with a right of sublicense, under Biogen Idec Technology (subject to Biogen Idec’s obligations to any Third Parties) solely to the extent reasonably necessary for Portola to make, use, sell, offer for sale or import the terminated Products as are then being Developed, marketed or Manufactured by Biogen Idec, its Affiliates or sublicensees as of the date of such termination. Such license shall be: (A) fully-paid and royalty-free if on the effective date of such termination [*]; (B) if as of the effective date of such termination [*], but [*], subject to a royalty of [*] from Portola to Biogen Idec on all Net Sales of terminated Product during such period that would have constituted the Royalty Term had Portola exercised its Opt-Out Option for such Product and the Agreement had not been terminated; and (C) if as of the effective date of such termination [*] but [*], subject to a royalty of [*] from Portola to Biogen Idec on all Net Sales of terminated Product during such period that would have constituted the Royalty Term had Portola exercised it Opt-Out Option for such Product and the Agreement had not been terminated; and (D) if as of the effective date of such termination [*], subject to a royalty of [*] from Portola to Biogen Idec

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

on all Net Sales of terminated Product during such period that would have constituted the Royalty Term had Portola exercised its Opt-Out Option for such Product and the Agreement had not been terminated. If [*] or [*] the grant of such licenses by Biogen Idec to Portola, then such [*] shall be [*];

(viii) if Biogen Idec is manufacturing Collaboration Compound or Product for commercial sale, Biogen Idec shall, at Portola’s election, supply Portola with Biogen Idec’s existing inventory of Collaboration Compound or Product that is compliant with applicable laws and specifications (unless such inventory is in Biogen Idec’s trade dress, in which case this subsection shall not apply) at Biogen Idec’s Manufacturing Costs, ordered pursuant to a single written purchase order placed by Portola within [*] after the notice of such termination;

(ix) Biogen Idec shall, at Portola’s request, expense and election, use Commercially Reasonably Efforts to facilitate negotiations between Portola and Biogen Idec’s Third Party providers of clinical research, Manufacturing and/or distribution services;

(x) if Biogen Idec, its Affiliates or sublicensees is conducting one or more human clinical trial(s) for the Product at the time of such termination, then, at Portola’s election on a trial-by-trial basis: (A) Biogen Idec shall fully cooperate with Portola at Portola’s expense to transfer the conduct of such human clinical trial(s) to Portola and Portola shall assume any and all liability for such human clinical trial(s) as of the effective date of such termination, provided that Biogen Idec shall bear its portion of the costs for clinical trials which were ongoing at the time of its receipt of the notice of termination for [*] without [*] and thereafter Portola shall bear all costs and expenses incurred in connection with the conduct of such clinical trial(s); or (B) Biogen Idec shall, at its sole expense, orderly wind down the conduct of any such human clinical trial(s) which is not assumed by Portola; and

(xi) except as set forth in this Section 11.5(a) and Section 11.6 and for the surviving provisions set forth in Section 11.7, the rights and obligations of the Parties hereunder shall terminate.

(b) Termination by Biogen Idec for Cause. Upon termination of this Agreement by Biogen Idec pursuant to Section 11.3(b), the following consequences shall apply to the termination and shall be effective as of the effective date of such termination:

(i) each Party shall pay all amounts then due and owing to the other Party as of the termination date;

(ii) the Parties shall cooperate to minimize all expenses incurred between the notice date and the termination of the Agreement and in all events no new clinical trials shall be commenced during such period unless Portola bears the full expense for such clinical trial;

(iii) [*] shall [*] as set forth in [*]; provided that Portola shall [*] and Biogen Idec shall [*] in accordance with the terms and conditions [*], which shall survive such termination of the Agreement; provided that [*] and [*] and [*] would have [*] may be [*];

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(iv) no later than [*] after the effective date of such termination, each Party shall return or cause to be returned to the other Party all Confidential Information in tangible form received from the other Party and all copies thereof and all Materials, substances or compositions delivered or provided by the other Party; provided, however, that (A) Biogen Idec may retain any such Confidential Information or materials as reasonably necessary [*] under this Agreement [*], and (B) each Party may keep one copy of Confidential Information received from the other Party in its confidential files for record purposes; and

(v) except as set forth in this Section 11.5(b) and Section 11.6 and for the surviving provisions set forth in Section 11.7, the rights and obligations of the Parties hereunder shall terminate.

11.6 Accrued Rights. Expiration or termination of this Agreement for any reason shall be without prejudice to any right which shall have accrued to the benefit of either Party prior to such termination, including damages arising from any breach under this Agreement. Expiration or termination of this Agreement shall not relieve either Party from any obligation which is expressly indicated to survive such expiration or termination.

11.7 Survival. The provisions of Sections 9.1, 11.5, 11.6, 11.7, 11.12, and Article 1, Article 10, Article 13 and Article 14 shall survive the expiration or termination of this Agreement.

11.8 Provision for Insolvency. Portola shall be deemed a “Debtor” under this Agreement if, at any time during the Term (a) a case is commenced by or against Portola under the U.S. Bankruptcy Code (the “Code”), (b) Portola files for, or a final order is entered placing Portola in, bankruptcy, reorganization, liquidation or receivership proceedings (other than a case under the Code), (c) Portola make a general assignment for the benefit of its creditors, or (d) a receiver or custodian is appointed for all or substantially all of Portola’s business; provided, however, that in the case of any involuntary case under the Code, Portola shall not be deemed a Debtor if the case is dismissed within [*] after the commencement thereof. In the event that Portola is deemed a Debtor, Biogen Idec may terminate this Agreement by providing written notice to Portola. All licenses granted under this Agreement are deemed to be, for purposes of Section 365(n) of the Code, licenses of rights to “intellectual property” as defined in Section 101 of the Code, and Biogen Idec shall have such rights as are provided under the Code in the event of the bankruptcy of Portola.

11.9 Licenses. If a case is commenced under the Code by or against Portola, Portola (in any capacity, including debtor-in-possession) and its successors and assigns (including a trustee) shall:

(a) as Biogen Idec may elect in a written request, immediately upon such request:

(i) unless and until the rejection of this Agreement, perform all of the obligations provided in this Agreement to be performed by Portola, including, where applicable, providing to Biogen Idec portions of intellectual property licensed hereunder (including

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

embodiments thereof) held by Portola or such successors and assigns or otherwise available to them; or

(ii) provide to Biogen Idec all such intellectual property (including all embodiments thereof) held by Portola or such successors and assigns or otherwise available to them; and

(iii) not interfere with Biogen Idec’s rights under this Agreement, or any agreement supplemental hereto, to such intellectual property (including such embodiments), including any right to obtain such intellectual property (or such embodiments) from another entity.

11.10 Rights to Intellectual Property. If (a) a case under the Code is commenced by or against Portola, (b) this Agreement is rejected as provided in the Code and (c) Biogen Idec elects to retain its rights hereunder as provided in Section 365(n)(1)(B) of the Code, then Portola (in any capacity, including debtor-in-possession) and its successors and assigns (including any trustee) shall provide to Biogen Idec all intellectual property licensed hereunder, and agrees to [*] and [*] and to [*] and to [*] and, in the case of [*] or [*] or [*], to [*], or otherwise [*] or [*]: (i) [*] and [*] and [*], (ii) all of the following (to the extent that any of the following are so related): [*] and [*], (iii) [*] and [*], (iv) [*], (v) [*], (vi) [*], (vii) [*], and (viii) [*] and [*] pursuant to Section 365(n) of the Code, and (ix) [*], whether [*] or [*] but [*] and to [*]. In addition, upon such election, Portola shall [*] or [*] and [*] hereunder and [*] in accordance with this Agreement and agrees to use Commercially Reasonable Efforts to [*] and [*] to [*] and [*] or [*] as reasonably necessary [*] or [*] in accordance with this Agreement. Whenever Portola or any of its successors or assigns provides to Biogen Idec any of the intellectual property licensed hereunder (or any embodiment thereof) pursuant to this Section 11.10, Biogen Idec shall have the right, but not the obligation, to perform the obligations of Portola hereunder with respect to such intellectual property, but [*] shall [*] or the [*].

11.11 Additional Rights. All rights, powers and remedies of Biogen Idec provided herein are in addition to and not in substitution for any and all other rights, powers and remedies now or hereafter existing at law or in equity (including the Code) in the event of the commencement of a case under the Code. The Parties agree that they intend the following rights to extend to the maximum extent permitted by law, and to be enforceable under Code Section 365(n):

(a) the right of access to any intellectual property (including all embodiments thereof) of Portola, or any Third Party with whom Portola contracts to perform an obligation of Portola under this Agreement, and, in the case of the Third Party, which is necessary for the Development, Manufacture, Commercialization or use of Products; and

(b) the right to contract directly with any Third Party to complete the contracted work.

11.12 Termination Not Sole Remedy. Termination is not the sole remedy under this Agreement and, whether or not termination is effected and notwithstanding anything contained

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

in this Agreement to the contrary, all other remedies will remain available except as agreed to otherwise herein.

ARTICLE 12

REPRESENTATIONS AND WARRANTIES

12.1 Representations and Warranties of Each Party. Each Party represents and warrants to the other Party as of the Execution Date that:

(a) it is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, and has the full right, power and authority to enter into this Agreement, to perform its obligations hereunder; and

(b) this Agreement has been duly executed by it and is legally binding upon it, enforceable in accordance with its terms, and does not conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it may be bound, nor violate any material law or regulation of any court, governmental body or administrative or other agency having jurisdiction over it.

12.2 Representations and Warranties by Portola. Portola represents and warrants to Biogen Idec as of the Execution Date that:

(a) it has not previously assigned, transferred, conveyed or otherwise encumbered its right, title and interest in Portola Patents or Portola Know-How in a manner that is inconsistent with the exclusive license granted to Biogen Idec under Section 2.1(a);

(b) it and its Affiliates have not previously granted to any Third Party any rights then Controlled by Portola or its Affiliates in any Syk Selective Inhibitors in the Licensed Field, other than pursuant to the MTAs;

(c) to its knowledge, none of the Portola Patents is invalid or unenforceable;

(d) it is the sole and exclusive owner or licensee of the Portola Patents and Portola Know-How, all of which are free and clear of any lien, charges and encumbrances, and no other person, corporate or other private entity, or governmental entity or subdivision thereof, has or shall have any claim of ownership whatsoever with respect to Portola Patents and Portola Know-How owned by Portola;

(e) it has disclosed to Biogen Idec the existence of any patent opinions related to the Portola Patents and Portola Know-How;

(f) to its knowledge, other than [*] and [*], there are no [*] that [*] as a result of the [*] in the [*] as of the Execution Date and [*] or [*];

(g) to its knowledge, the development and use of Collaboration Compounds in the manner that is and has been conducted by Portola do not infringe any intellectual property

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

rights owned or possessed by any Third Party and do not breach or infringe any obligation of confidentiality or non-use owed by Portola to a Third Party;

(h) there are no claims, judgments or settlements against or owed by Portola with respect to the Portola Patents or Portola Know-How, and to the best of Portola’s knowledge, there are no pending or threatened claims or litigation; in each case relating to the Portola Patents or Portola Know-How; and

(i) [*] has the profile delivered to Biogen Idec by Portola prior to the Execution Date.

12.3 No Other Warranties. EXCEPT AS EXPRESSLY STATED IN THIS ARTICLE 12 (A) NO REPRESENTATION, CONDITION OR WARRANTY WHATSOEVER IS MADE OR GIVEN BY OR ON BEHALF OF BIOGEN IDEC OR PORTOLA; AND (B) ALL OTHER CONDITIONS AND WARRANTIES WHETHER ARISING BY OPERATION OF LAW OR OTHERWISE ARE HEREBY EXPRESSLY EXCLUDED, INCLUDING ANY CONDITIONS AND WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR NON-INFRINGEMENT.

ARTICLE 13

INDEMNIFICATION; LIABILITY

13.1 Indemnification by Portola. Subject to Section 13.3, Portola shall indemnify, defend and hold harmless Biogen Idec, its Affiliates, their respective directors, officers, employees and agents, and their respective successors, heirs and assigns (collectively, the “Biogen Idec Indemnitees”), against all liabilities, damages, losses and expenses (including without limitation, reasonable attorneys’ fees and expenses of litigation) (collectively, “Losses”) incurred by or imposed upon the Biogen Idec Indemnitees, or any of them, as a direct result of claims, suits, actions, demands or judgments of Third Parties, including without limitation personal injury and product liability claims (collectively, “Claims”), arising out of a [*] or the Manufacture, use or sale by Portola or any of its Affiliates, sublicensees, distributors or agents of any Product or Retained Field Product, except with respect to any Claim or Losses that result from a breach of this Agreement (or any agreement entered into by and between the Parties pursuant to any provision hereunder) by, or the gross negligence or willful misconduct of, Biogen Idec, provided that, with respect to any Clam for which Portola has an obligation to any Biogen Idec Indemnitee pursuant to this Section 13.1 and Biogen Idec has an obligation to any Portola Indemnitee pursuant to Section 13.2, each Party shall indemnify each of the other Party’s Indemnitees for its Losses to the extent of its responsibility, relative to the other Party, for the facts underlying the Claim.

13.2 Indemnification by Biogen Idec. Subject to Section 13.3, Biogen Idec shall indemnify, defend and hold harmless Portola, its Affiliates, their respective directors, officers, employees and agents, and their respective successors, heirs and assigns (collectively, the “Portola Indemnitees”), against all Losses incurred by or imposed upon the Portola Indemnitees, or any of them, as a direct result of Claims arising out of the Manufacture, use or sale by Biogen Idec or any of its Affiliates, sublicensees, distributors or agents of any Product,

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

except with respect to any Claim or Losses that result from a Niche Indication [*] or a breach of this Agreement (or any agreement entered into by and between the Parties pursuant to any provision hereunder) by, or the gross negligence or willful misconduct of, Portola, provided that, with respect to any Clam for which Biogen Idec has an obligation to any Portola Indemnitee pursuant to this Section 13.2 and Portola has an obligation to any Biogen Idec Indemnitee pursuant to Section 13.1, each Party shall indemnify each of the other Party’s Indemnitees for its Losses to the extent of its responsibility, relative to the other Party, for the facts underlying the Claim.

13.3 Product Liability.

(a) Unless and until Portola exercises its Opt-Out Option for a particular Product, any Claims arising out of any Third Party claim, suit, action, proceeding, liability or obligation involving any actual or alleged death or bodily injury arising out of or resulting from the Development, Manufacture or Commercialization of such Product for use or sale in the Licensed Field in the Profit Share Territory, to the extent that such Claims exceed the amount (if any) covered by the applicable Party’s product liability insurance (“Excess Product Liability Costs”), shall be paid by Biogen Idec and shared by the Parties as Collaboration Operating Losses for such Product, except to the extent such Claims are based on the negligence or willful misconduct of any Portola Indemnitee or Biogen Idec Indemnitee or are subject to Portola’s indemnification obligations under Section 4.1(c)(iv), in which case the Parties’ respective rights and obligations with respect to such Excess Product Liability Costs shall be governed under Section 13.1 or 13.2, as applicable.

(b) Each party shall maintain appropriate product liability insurance with respect to the Development, Manufacture and Commercialization of any Products for use or sale in the Licensed Field with reputable and financially secure insurance carriers, with coverage limits of not less than [*] per occurrence subject to such deductibles and policy exclusions as are reasonable and customary. Notwithstanding the foregoing, Biogen Idec may self-insure to the extent that it self-insures for its other products but only if Biogen Idec’s sales of pharmaceutical products exceeds [*] in the most recently completed Calendar Year for which Biogen Idec elects to be self-insured, provided that, in the event of such self-insurance, Biogen Idec’s per occurrence coverage limit shall be deemed [*] for the purpose of calculating the Excess Product Liability Costs.

(c) For clarity, if Portola has not exercised its Opt-Out Option for a particular Product, the risk of product liability for such Product shall be shared by Biogen Idec and Portola 75:25 through the operation of the Collaboration Operating Profit (or Loss), except (i) to the extent such Claim is covered by product liability insurance of a Party, (ii) [*] or (iii) in respect of Claims which arise from the negligence or willful misconduct of a Biogen Idec Indemnitee or Portola Indemnitee, in which case the responsible Party shall be solely responsible for the related Losses, whether or not covered by such Party’s product liability insurance. If Portola has exercised its Opt-Out Option for a particular Product, then the indemnity provisions of Section 13.1 and 13.2 shall apply without modification.

13.4 Indemnification Procedure. If either Party is seeking indemnification under Sections 13.1 or 13.2 (the “Indemnified Party”), it shall inform the other Party (the

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

“Indemnifying Party”) of the claim giving rise to the obligation to indemnify pursuant to such section as soon as reasonably practicable after receiving notice of the claim. The Indemnifying Party shall have the right to assume the defense of any such claim for which it is obligated to indemnify the Indemnified Party. The Indemnified Party shall cooperate with the Indemnifying Party and the Indemnifying Party’s insurer as the Indemnifying Party may reasonably request, and at the Indemnifying Party’s cost and expense. The Indemnified Party shall have the right to participate, at its own expense and with counsel of its choice, in the defense of any claim or suit that has been assumed by the Indemnifying Party. Neither Party shall have the obligation to indemnify the other Party in connection with any settlement made without the Indemnified Party’s written consent, which consent shall not be unreasonably withheld or delayed. If the Parties cannot agree as to the application of Section 13.1 or 13.2 as to any claim, pending resolution of the dispute pursuant to Section 14.7, the Parties may conduct separate defenses of such claims, with each Party retaining the right to claim indemnification from the other Party in accordance with Section 13.1 or 13.2 upon resolution of the underlying claim.

13.5 Mitigation of Loss. Each Indemnified Party will take and will procure that its Affiliates take all such reasonable steps and action as are reasonably necessary or as the Indemnifying Party may reasonably require in order to mitigate any Claims (or potential losses or damages) under this Article 13. Nothing in this Agreement shall or shall be deemed to relieve any Party of any common law or other duty to mitigate any losses incurred by it.

13.6 Special, Indirect and Other Losses. EXCEPT IN THE EVENT OF A PARTY’S BREACH OF ITS OBLIGATIONS UNDER SECTION 2.4 OR ARTICLE 10, NEITHER PARTY NOR ANY OF ITS AFFILIATES SHALL BE LIABLE IN CONTRACT, TORT, NEGLIGENCE, BREACH OF STATUTORY DUTY OR OTHERWISE FOR ANY CONSEQUENTIAL, SPECIAL OR PUNITIVE DAMAGES OR FOR LOSS OF PROFITS SUFFERED BY THE OTHER PARTY, EXCEPT TO THE EXTENT ANY SUCH DAMAGES ARE REQUIRED TO BE PAID TO A THIRD PARTY AS PART OF A CLAIM FOR WHICH A PARTY PROVIDES INDEMNIFICATION UNDER THIS ARTICLE 13.

ARTICLE 14

GENERAL PROVISIONS

14.1 Force Majeure. Neither Party shall be held liable to the other Party nor be deemed to have defaulted under or breached this Agreement for failure or delay in performing any obligation under this Agreement to the extent such failure or delay is caused by or results from causes beyond the reasonable control of the affected Party, potentially including, but not limited to, embargoes, war, acts of war (whether war be declared or not), acts of terrorism, insurrections, riots, civil commotions, strikes, lockouts or other labor disturbances, fire, floods, or other acts of God, or acts, omissions or delays in acting by any governmental authority or the other Party or unavailability of Materials related to the Manufacture of Products. The affected Party shall notify the other Party of such force majeure circumstances as soon as reasonably practical, and shall promptly undertake and continue diligently all reasonable efforts necessary to cure such force majeure circumstances or to perform its obligations in spite of the ongoing circumstances.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

14.2 Assignment. This Agreement may not be assigned or otherwise transferred, nor may any right or obligation hereunder be assigned or transferred, by either Party without the prior written consent of the other Party. Notwithstanding the foregoing, either Party may, without consent of the other Party, assign this Agreement and its rights and obligations hereunder in whole or in part to an Affiliate of such Party, or in whole to its successor in interest in connection with the sale of all or substantially all of its stock or its assets to which this Agreement relates, or in connection with a merger, acquisition or similar transaction. Any attempted assignment not in accordance with this Section 14.2 shall be null and void and of no legal effect. Any permitted assignee shall assume all assigned obligations of its assignor under this Agreement. The terms and conditions of this Agreement shall be binding upon, and shall inure to the benefit of, the Parties and their respected successors and permitted assigns. For clarity, the intellectual property rights of the assignee in a Change of Control transaction, as existing on the date of closing of such transaction, shall be automatically excluded from the rights licensed to the other Party under this Agreement, subject however to Section 2.4(b).

14.3 Change of Control. Except as expressly set forth under Section 4.5(b), the terms and conditions of this Agreement, including Portola’s commercialization rights under Section 7.2(b), shall [*]. The Party undergoing a Change of Control shall provide written notice to the other Party promptly after the completion of any such Change of Control.

14.4 Severability. If any one or more of the provisions contained in this Agreement is held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby, unless the absence of the invalidated provision(s) adversely affects the substantive rights of the Parties. The Parties shall in such an instance use their best efforts to replace the invalid, illegal or unenforceable provision(s) with valid, legal and enforceable provision(s) which, insofar as practical, implement the purposes of this Agreement.

14.5 Notices. All notices which are required or permitted hereunder shall be in writing and sufficient if delivered personally, sent by facsimile (and promptly confirmed by personal delivery, registered or certified mail or overnight courier), sent by nationally-recognized overnight courier or sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

If to Portola:

Portola Pharmaceuticals, Inc.

270 East Grand Avenue, Suite 22

South San Francisco, CA 94080

Attn:     Chief Executive Officer

Fax:       (650) 246-7376

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

with a copy to:

Cooley LLP

3175 Hanover Street

Palo Alto, CA 94304

Attn:     Robert L. Jones, Esq.

Fax:      (650) 849-7400

If to Biogen Idec:

Biogen Idec MA Inc.

14 Cambridge Center

Cambridge, MA, 02142

Attn:     Doug Williams,

  Executive Vice President Research & Development

Fax:      866 406 0527

with a copy to:

Biogen Idec MA Inc.

14 Cambridge Center

Cambridge, MA, 02142

Attn:     Susan Alexander,

  Executive Vice President and General Counsel

Fax:      866 546 2758

or to such other address(es) as the Party to whom notice is to be given may have furnished to the other Party in writing in accordance herewith. Any such notice shall be deemed to have been given: (a) when delivered if personally delivered or sent by facsimile on a business day (or if delivered or sent on a non-business day, then on the next business day); (b) on the business day after dispatch if sent by nationally-recognized overnight courier; or (c) on the fifth (5th) business day following the date of mailing, if sent by mail.

14.6 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York and the patent laws of the United States without reference to any rules of conflict of laws.

14.7 Consent to Jurisdiction. Each Party to this Agreement, by its execution hereof: (a) hereby irrevocably submits to the exclusive jurisdiction of the state courts of the State of New York in New York County or the United States District Court for the Southern District of New York for the purpose of any and all actions, suits or proceedings arising in whole or in part out of, based upon or in connection with this Agreement or the subject matter hereof; (b) hereby waives to the extent not prohibited by applicable law, and agrees not to assert, by way of motion, as a defense or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that any such action brought in one of the above-named courts should be dismissed on grounds of forum non conveniens, should be transferred to any court other than one of the above-named courts, or should be stayed by reason of the pendency of some other proceeding in any

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

other court other than one of the above-named courts, or that this Agreement or the subject matter hereof may not be enforced in or by such court; and (c) hereby agrees not to commence any such action other than before one of the above-named courts nor to make any motion or take any other action seeking or intending to cause the transfer or removal of any such action to any court other than one of the above-named courts whether on the grounds of inconvenient forum or otherwise.

14.8 Entire Agreement; Amendments. This Agreement, together with the Schedules and Exhibits hereto, contains the entire understanding of the Parties with respect to the Collaboration and the licenses granted hereunder. Any other express or implied agreements and understandings, negotiations, writings and commitments, either oral or written, in respect to the Collaboration and the licenses granted hereunder are superseded by the terms of this Agreement. The Schedules and Exhibits to this Agreement are incorporated herein by reference and shall be deemed a part of this Agreement. This Agreement may be amended, or any term hereof modified, only by a written instrument duly executed by authorized representative(s) of both Parties hereto. The Parties agree that, effective as of the Effective Date, that certain Confidentiality Agreement between the Parties dated as of [*] (“Confidentiality Agreement”) shall be superseded by this Agreement, and that disclosures made prior to the Effective Date pursuant to the Confidentiality Agreement shall be subject to the confidentiality and non-use provisions of this Agreement.

14.9 Headings. The captions to the several Articles, Sections and subsections hereof are not a part of this Agreement, but are merely for convenience to assist in locating and reading the several Articles and Sections hereof.

14.10 Export Control. This Agreement is made subject to any restrictions concerning the export of products or technical information from the United States of America or other countries which may be imposed upon or related to Portola or Biogen Idec from time to time. Each Party agrees that it will not export, directly or indirectly, any technical information acquired from the other Party under this Agreement or any products using such technical information to a location or in a manner that at the time of export requires an export license or other governmental approval, without first obtaining the written consent to do so from the appropriate agency or other governmental entity.

14.11 Independent Contractors. It is expressly agreed that Portola and Biogen Idec shall be independent contractors and that the relationship between the two Parties shall not constitute a partnership, joint venture or agency. Neither Portola nor Biogen Idec shall have the authority to make any statements, representations or commitments of any kind, or to take any action, which shall be binding on the other Party, without the prior written consent of the other Party.

14.12 Waiver. The waiver by either Party hereto of any right hereunder, or of any failure of the other Party to perform, or of any breach by the other Party, shall not be deemed a waiver of any other right hereunder or of any other breach by or failure of such other Party whether of a similar nature or otherwise.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

14.13 Cumulative Remedies. No remedy referred to in this Agreement is intended to be exclusive, but each shall be cumulative and in addition to any other remedy referred to in this Agreement or otherwise available under law or equity.

14.14 Waiver of Rule of Construction. Each Party has had the opportunity to consult with counsel in connection with the review, drafting and negotiation of this Agreement. Accordingly, the rule of construction that any ambiguity in this Agreement shall be construed against the drafting Party shall not apply.

14.15 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

14.16 Antitrust Filings.

(a) Each of Biogen Idec and Portola agrees to prepare and make appropriate filings under the Hart-Scott Rodino (HSR) Act and other antitrust requirements relating to this Agreement and the transactions contemplated hereby as soon as reasonably practicable after the Execution Date (“HSR Filing Date”), and Biogen Idec shall bear the filing fees associated with any HSR filing, but each Party shall otherwise bear its own costs in connection with such filings. The Parties agree to cooperate in the antitrust clearance process and to furnish promptly to the Federal Trade Commission (FTC), the Antitrust Division of the Department of Justice (DOJ) and any other agency or authority, any information reasonably requested by them in connection with such filings. With respect to the HSR and other filings made pursuant to this Section 14.16(a), each of Biogen Idec and Portola shall, to the extent practicable: (i) promptly notify the other Party of any material communication to that Party from the FTC, the DOJ, or any other agency or authority and, subject to applicable law and discuss with and permit the other Party to review in advance any proposed written communication to any of the foregoing; (ii) not agree to participate in any substantive meeting or discussion with the FTC, the DOJ or any other agency or authority in respect of any filings, investigation or inquiry concerning this Agreement unless it consults with the other Party in advance and, to the extent permitted by such the FTC, the DOJ or any other agency or authority, give the other Party the opportunity to attend and participate thereat; and (iii) furnish the other Party with copies of all correspondence and communications (and memoranda setting forth the substance thereof) between them and their Affiliates and their respective representatives on the one hand, and the FTC, the DOJ or any other agency or authority or members of their respective staffs on the other hand, with respect to this Agreement. Notwithstanding any of the foregoing, nor anything else contained in this Agreement, Biogen Idec shall not be required, in order to avoid, eliminate, or resolve any objections or impediments under any antitrust, competition, or trade regulation law that may be asserted by the FTC, the DOJ or any other agency or governmental authority relating to this Agreement and the transactions contemplated hereby, to propose, negotiate, commit to or effect, by consent decree, hold separate order, or otherwise, the license, sale, divestiture or disposition or otherwise take or commit to take any action which it is capable of taking that would restrict or limit its freedom of action, ownership, or operations, with respect to any assets or businesses of Biogen Idec or its respective Affiliates, or (y) any rights granted to Biogen Idec under this Agreement.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(b) Other than the provisions of this Section 14.16 and Article 10 and Section 14.6, the rights and obligations of the Parties under this Agreement shall not become effective until (a) the waiting period (and any extension thereof) applicable to the transactions contemplated by this Agreement under the HSR Act shall have expired or earlier been terminated; (b) no injunction (whether temporary, preliminary or permanent) prohibiting consummation of the transactions contemplated by this Agreement or any material portion hereof shall be in effect; and (c) no judicial or administrative proceeding opposing consummation of all or any part of this Agreement shall be pending (the date these conditions are satisfied being the “Effective Date” of this Agreement). Upon the occurrence of the Effective Date, all provisions of this Agreement shall become effective automatically without the need for further action by the Parties.

(c) If the Effective Date has not occurred within [*] after the Execution Date, or such other date as the Parties may mutually agree, this Agreement may be terminated by either Party on written notice to the other.

14.17 No Third Party Rights or Obligations. No provision of this Agreement shall be deemed or construed in any way to result in the creation of any rights or obligation in any Person not a Party to this Agreement.

14.18 Further Actions. Each Party agrees to execute, acknowledge and deliver such further instruments, and to do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.

14.19 Affiliates. Each Party shall be primarily responsible for and shall guarantee the performance of its Affiliates under this Agreement.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

IN WITNESS WHEREOF, the Parties intending to be bound have caused this Agreement to be executed by their duly authorized representatives.

BIOGEN IDEC MA INC.		PORTOLA PHARMACEUTICALS, INC.

Signature:	/s/ Douglas E. Williams	By:	/s/ William Lis

Print Name:	Douglas E. Williams, Ph.D.	Name:	William Lis
Title:	Executive Vice President	Title:	President and CEO
Research & Development

Address: 14 Cambridge Center Cambridge, MA, 02142

[SIGNATURE PAGE OF THE LICENSE AND COLLABORATION AGREEMENT BY AND BETWEEN

BIOGEN IDEC MA INC. AND PORTOLA PHARMACEUTICALS, INC.]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

EXHIBIT A

Development Plan

[*]
	Lead	trial start	notes
[*]	[*]	[*]	[*]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

EXHIBIT B

Certain Indications

[*]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

EXHIBIT C

Structures

Lead Compound existing as of Execution Date (PRT062607):

[*]

Back –up Compound existing as of Execution Date [*]:

[*]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

EXHIBIT D

Portola Patents Existing as of the Execution Date

[*]

Ref. No.	Portola Dkt. No.	KTS Ref No.	Country	Title	Status	Application Number	Application Date	Grant Number	Grant Date	Owner
[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]			[*]

[*]

No.	Portola Dkt. No.	KTS Ref No.	Country	Title	Status	Application Number	Application Date	Grant Number	Grant Date	Owner
[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]			[*]

[*]

No.	Portola Dkt. No.	KTS Ref No.	Country	Title	Status	Application Number	Application Date	Grant Number	Grant Date	Owner
[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]			[*]

[*]

No.	Portola Dkt. No.	KTS Ref. No.	Country	Title	Status	Application Number	Application Date	Grant Number	Grant Date	Owner
[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]			[*]

[*]

No.	Portola Dkt. No.	KTS Ref. No.	Country	Title	Status	Application Number	Application Date	Grant Number	Grant Date	Owner
[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]			[*]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

EXHIBIT E

[*] Patents

[*]

Ref. No.	Portola Dkt. No.	KTS Ref No.	Country	Title	Status	Application Number	Application Date	Grant Number	Grant Date	Owner
[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]			[*]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

EXHIBIT F

[*]

It is the Parties’ intent that, for all [*], certain of such [*] may be [*] by the following procedures:

1. From time to time, Biogen Idec may propose by notice to Portola’s [*] that [*] or [*] and [*] or a [*] for which [*] or a [*] (including [*]) (a “[*]”) be [*].

2. Portola shall then consult with Biogen Idec [*], then such [*], Portola shall [*] either that [*] or that [*].

3. To the extent that [*] and [*], such [*] shall be [*]. To the extent that [*] and [*] shall be [*], whereas [*]

4. The provisions of this Exhibit F shall not apply [*], or [*].

5. The provisions of this Exhibit F shall apply on a [*] basis, and the Parties shall share the costs incurred in connection with the activities set forth in this Exhibit F in the same manner as set forth in Section 9.2(b).

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

EXHIBIT G

Specificity Criteria

[*]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

EXHIBIT H

Transition Plan

With respect to Lead Compound and each of the Back-Up Compounds, where applicable, transfer will include delivery of the following items in electronic form (including access to all applicable assays at 3rd party vendors):

[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

EXHIBIT I

Co-Promotion Terms

This Exhibit sets forth material terms and conditions that, together with the terms of Section 7.2 of the Agreement, shall be incorporated into a Co-Promotion Agreement to be negotiated and entered into by the Parties for the Product for which Biogen Idec exercises its option to Co-Promote in accordance with Section 7.2(a) of the Agreement, or for which Portola exercises its option to Co-Promote in accordance with Section 7.2(b) of the Agreement.

1. Co-Promotion Rights and Obligations; Plan

(a)	General. [*]

(b)	Annual Plan. [*]

2. Sales Force

(a)	Establishment; Early Deployment. [*]

(b)	Qualifications. [*]

(c)	Product-Specific Training. [*]

3. Commercialization Efforts. The Co-Promotion Party shall use Commercially Reasonable Efforts to Co-Promote each Product in accordance with all applicable laws.

4. Sales Effort Tracking. Portola and Biogen Idec shall [*]. The Co-Promotion Party shall maintain written and/or electronic records of its sales efforts for a period of [*]. All information concerning such statements shall be Confidential Information of the Co-Promotion Party.

5. Promotional Materials and Standards. In Co-Promoting a Product, the Parties shall maintain and adhere strictly to the approved labeling of the Product, the approved marketing materials for the Product, the Agreement and the Plan for such Product. Only marketing materials and programs developed by the lead commercialization Party’s marketing team and approved via the Co-Promotion Party’s legal review process in accordance with FDA regulations for the Product in the United States shall be used in the United States. All promotional materials used by the Parties and all promotional activities relating to the Product shall comply with all applicable laws and the Code of International Federation Pharmaceutical Manufacturer Association (“IFPMA”), including all FDA regulations regarding pharmaceutical marketing practices in the United States. In addition, each Party shall ensure that its representatives Detail Co-Promoted Product in a fair and balanced manner consistent with all applicable legal, regulatory, professional and policy requirements. Biogen Idec and Portola representatives shall not engage in any pre-marketing activities for a Product prohibited by applicable laws and shall not promote any Product for off-label uses.

6.	Sales Efforts in the United States. The lead commercialization Party shall [*].

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

7. Compensation. The lead commercialization Party shall [*]. Such payment shall be made on a Calendar Quarter basis in accordance with the Financial Exhibit. Notwithstanding the foregoing, [*].

8. Sales Information Integration. Each Party will strive to establish a transparent and compatible sales reporting system for Products to facilitate call planning and representatives activities.

9. Miscellaneous. The Co-Promotion Agreement shall contain other customary and appropriate provisions, including provisions for confidentiality, termination and, to the extent not already addressed in the Agreement, indemnification.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

EXHIBIT J

Back-Up Compound Profile

The “Backup Compound Profile” requirements shall include without limitation:

[*]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

EXHIBIT K

Press Release

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

For More Information Contact:

Biogen Idec Media Contact: Naomi Aoki Director, Public Affairs (781) 464-3260 Portola Media Contact: Paul Laland WCG 415-519-6610	Biogen Idec Investor Relations Contact: Kia Khaleghpour Associate Director, Investor Relations (781) 464-2442 Portola Investor Contact: Mardi Dier Chief Financial Officer 650-246-7236

BIOGEN IDEC AND PORTOLA PHARMACEUTICALS ANNOUNCE GLOBAL COLLABORATION FOR ORAL SYK INHIBITOR PROGRAM TARGETING AUTOIMMUNE AND INFLAMMATORY DISEASES

— Biogen Idec to Provide Portola with $45 Million

Upfront and Up To $508.5 Million in Milestone Payments —

WESTON, Mass., and SOUTH SAN FRANCISCO, Calif., October X, 2011 — Biogen Idec (NASDAQ: BIIB) and Portola Pharmaceuticals, Inc. today announced that they have entered into an exclusive, worldwide collaboration and license agreement under which both companies will develop and commercialize highly selective, novel oral Syk inhibitors for the treatment of various autoimmune and inflammatory diseases, including rheumatoid arthritis (RA) and systemic lupus erythematosus (SLE).

The collaboration’s lead molecule, PRT062607, has been shown to be a highly potent and specific oral inhibitor of Syk in a broad panel of in vitro kinase and cellular assays and is currently in Phase 1 studies. Results of the studies to date suggest the compound is well tolerated and has a profile suitable for once-daily dosing.

Under the terms of the agreement, Biogen Idec will provide Portola with an upfront payment of $36 million in cash and $9 million in equity, with additional payments of up to $508.5 million

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

based on the achievement of certain development and regulatory milestones. Biogen Idec will lead the global development and commercialization efforts for the Syk inhibitor program in major indications such as rheumatoid arthritis and lupus, while Portola will lead U.S. development and commercialization efforts for select smaller indications as well as discovery efforts for follow-on Syk inhibitors. Portola retains an option to co-promote alongside Biogen Idec in the United States in major indications. Worldwide costs and profits will be split by Biogen and Portola 75% and 25%, respectively.

“We are enthusiastic to be working with Portola to advance its Syk inhibitor as a potential treatment for autoimmune diseases,” said George A. Scangos, Ph.D., CEO of Biogen Idec. “Portola is a high-quality company with a great track record in small molecules, and we have crafted a collaboration that truly is a win for both companies. We will now focus on a thoughtful and aggressive program to fully explore the potential of Portola’s compounds against this very interesting target, with the goal of creating an effective, safe and convenient oral treatment for patients with debilitating autoimmune and inflammatory diseases.”

“A significant portion of people with rheumatoid arthritis do not respond to currently approved treatments or have only modest responses, and treatment options for lupus are limited,” said Doug Williams, Ph.D., Executive Vice President, Research and Development of Biogen Idec. “Inhibition of Syk has the potential to provide effective, well-tolerated therapies for patients with these and other autoimmune diseases. We are encouraged by the preclinical and clinical data to date and see an opportunity to develop a best-in-class, highly selective oral treatment for these devastating diseases. This program plays to our strengths and experience in immunology, particularly B-cell biology, reflects our focus on cutting-edge science, and strengthens our early-stage pipeline.”

“This partnership is an excellent scientific and cultural fit between two biotech companies,” said William Lis, CEO of Portola. “Biogen Idec is a world-class R&D organization with a significant global footprint and track record of success in developing and commercializing innovative autoimmune disease therapies. For Portola, the terms of this collaboration reflect the scientific advances we’ve made in the discovery of orally available kinase inhibitors and our vision to commercialize products with clear and meaningful value. Partnering with Biogen Idec provides us with the resources and added expertise to pursue the full potential of our Syk inhibitor program.”

Completion of the transaction is subject to customary closing conditions, including antitrust clearance by the US Government under the Hart-Scott-Rodino Act.

About Rheumatoid Arthritis

RA is a chronic and debilitating autoimmune disease that occurs when the immune system inappropriately attacks joint tissue, causing painful chronic inflammation and irreversible destruction of cartilage, tendons and bones. RA often results in chronic pain, loss of function and disability and can also lead to cardiovascular and pulmonary complications. About 1.3 million Americans suffer from RA, according to the Arthritis Foundation. Worldwide, the disease is believed to affect more than 23 million people, according to the World Health Organization.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

About Systemic Lupus Erythematosus (SLE)

Systemic lupus erythematosus is a chronic autoimmune disease that occurs when the immune system malfunctions and attacks and destroys healthy tissues and organs. It can damage many different parts of the body, including skin, joints or organs, resulting in symptoms such as inflammation, pain, extreme fatigue and anemia. These symptoms can make managing even routine daily activities difficult, and in severe cases, the disease can be life-threatening. Nearly 1.5 million Americans and 5 million people worldwide suffer from lupus, according to the Lupus Foundation of America.

About Biogen Idec

Biogen Idec uses cutting-edge science to discover, develop, manufacture and market therapies for serious diseases with a focus on neurology, immunology and hemophilia. Founded in 1978, Biogen Idec is the world’s oldest independent biotechnology company. Patients worldwide benefit from its leading multiple sclerosis therapies, and the company generates more than $4 billion in annual revenues. For product labeling, press releases and additional information about the company, please visit www.biogenidec.com.

About Portola Pharmaceuticals, Inc.

Portola Pharmaceuticals discovers and develops innovative therapeutics based on targets with established proof of concept that are designed to provide significant advances over current treatments for cardiovascular and autoimmune/inflammatory diseases. Portola scientists have successfully collaborated for over 15 years on the discovery and development of novel small molecule agents targeting platelets, coagulation pathways and protein kinases. In thrombosis, Portola is independently developing betrixaban, a Phase 3-ready, long-acting, oral direct Factor Xa inhibitor, and its companion product, PRT064445, a recombinant Factor Xa inhibitor antidote. In inflammation, the company is collaborating with Biogen Idec to develop PRT062607, an oral Syk-specific kinase inhibitor. In addition to the Syk clinical programs, Portola’s broad chemistry capability has led to the discovery of potent, oral specific inhibitors of Janus Kinase (JAK), as well as dual inhibitors of Syk and JAK for chronic autoimmune indications and oncology. Portola is currently in a partnership with Novartis Pharma AG to develop elinogrel, a Phase 3-ready antiplatelet that is a direct-acting, competitive and reversible i.v. and oral P2Y12 ADP receptor antagonist. For additional information, visit www.portola.com.

Safe Harbor

This press release contains forward-looking statements, including statements about product development and commercialization. These forward-looking statements may be accompanied by such words as “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “will” and other words and terms of similar meaning. You should not place undue reliance on these statements. Drug development and commercialization involve a high degree of risk. Factors which could cause actual results to differ materially from our current expectations include the risk that adverse safety events may occur, regulatory authorities may require additional information or may fail to approve any potential new therapy, reimbursement for our products may be limited or unavailable, we may encounter problems with our manufacturing processes, we may be unable to adequately protect our intellectual property rights, and the other risks and uncertainties that are described in the Risk Factors section of our most recent annual or quarterly report and in other reports we have filed with the SEC. These statements are based on

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

our current beliefs and expectations and speak only as of the date of this press release. We do not undertake any obligation to publicly update any forward-looking statements.

###

FINANCIAL EXHIBIT

Financial Planning, Accounting and Reporting Procedures

This Financial Exhibit sets forth the principles for reporting actual results and budgeted plans in the Territory, the frequency of reporting, the use of a single Functional Currency (as defined in Section A.3 of this Exhibit) and the methods of determining payments to the Parties, auditing of accounts and other matters.

This Financial Exhibit provides agreed upon definitions of financial terms applicable to the Parties for purposes of the Agreement. All capitalized terms used herein without definition shall have the meanings ascribed thereto in the Agreement and, where applicable, the further definitions contained herein. References in this Financial Exhibit to a “Party” or “Parties” shall be construed to mean Biogen Idec or Portola, as the case may be, and in every case shall be deemed to include a Party’s Affiliates or sublicensees under the Agreement.

Notwithstanding anything in the Agreement to the contrary, no cost, expense, amount or sum allocable or chargeable to the Parties’ activities under the Agreement shall be allocated or charged more than once. Unless otherwise specifically authorized by the Parties or the Agreement, all costs, expenses, amounts or sums to be charged or allocated by one Party to the other Party under the Agreement shall not be so chargeable or allocable unless [*].

A.	Definitions, Reporting and Reconciliation

A.1. Definitions

“Collaboration Budget” shall include all revenues and the expenses as further defined herein incurred by Biogen Idec and Portola necessary to support the research, development, and commercialization of the Product. The Collaboration Budget shall include [*].

“Collaboration Operating Profit” means the profits or losses resulting from the Commercialization of Products in the Profit Share Territory and shall be equal to [*]. In the event the Product is a Combination Product, the Collaboration Operating Profit shall be calculated as follows: [*].

“Combination Product” shall mean a product containing both a Product and one or more other active ingredients in addition to such Product where the other active ingredients have independent prophylactic or therapeutic effect when used alone to treat the disease or indication for which the Combination Product is labeled, whether such Product and the other active ingredients are together in a physical mixture or packaged and priced together as a single product.

“Combination Product Amount” shall mean the following: in the event a Product is sold in the form of a Combination Product, and provided that the JSC has approved the sale and marketing of such a Combination Product in a Commercialization Plan, Net Sales for such Combination Product for purposes of determining Biogen Idec’s payment obligations under Section 8.4 (but not Section 8.3) will be determined by multiplying Net Sales of such Combination Product by the fraction A/(A + B), where A is the average prior year’s annual

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

invoice price of the Product, if sold separately, and B is the average prior year’s annual invoice price of any other active component or components in the combination, if sold separately, in each case in the same country and in the same dosage as in the Combination Product. If, on a country-by-country basis, the other active component or components in the combination are not sold separately in such country, Net Sales shall be calculated by multiplying actual Net Sales of such Combination Product by the fraction A/C where A is the average prior year’s annual invoice price of the Product if sold separately, and C is the average prior year’s annual invoice price of the Combination Product, in each case in the same country and in the same dosage as in the Combination Product. If, on a country-by-country basis, the Product component of the Combination Product is not sold separately in such country, but the other active component or components are sold separately, Net Sales shall be calculated by multiplying Net Sales of such Combination Product by the fraction (C-B)/C where B is the average prior year’s invoice price of the other active component or components, if sold separately, and C is the average prior year’s invoice price of the Combination Product, in each case in the same country and in the same dosage as in the Combination Product. If, on a country-by-country basis, neither the Product nor the other active component or components of the Combination Product is sold separately in such country, Net Sales for such Combination Product shall be determined by the Parties in good faith. If there are no prior year’s invoices, the Parties may use an estimate of future invoice prices. In any event, the percentage of the Net Sales of the Combination Product attributable to the Product shall not be less than [*].

“Cost of Clinical Supplies” shall mean [*] which will be determined in accordance with GAAP, excluding [*].

“Cost of Goods Manufactured for Sale” or “COGM” shall mean a Party’s costs to produce or acquire clinical supplies and/or commercial supplies of a Product to the extent that [*]. This definition shall exclude [*].

“Cost of Sales” shall mean a Product’s [*].

“Development Expenses” shall mean the costs and expenses associated with Development activities for each Product incurred by Biogen Idec or Portola or their Affiliates from the Effective Date through the later of [*]. The costs and expenses associated with Development activities shall include [*]. Development Expenses shall also include, but are not limited to, [*]. Development Expenses shall also include [*]. In determining Development Expenses chargeable under this Agreement, each Party will [*]. The Parties shall agree upon and consistently apply [*]. The Parties hereby agree that efforts of the employees of a Party or its Affiliates in performing its activities hereunder shall be [*]. Notwithstanding anything in this Section to the contrary, [*]. All payments made by a Party to a Third Party in connection with the performance of its activities under the Development Plan and Collaboration Budget shall be [*]. The Cost of Clinical Supplies shall be [*]. Except to the extent included in Cost of Clinical Supplies, [*].

“Distribution Costs” shall mean the FTE costs and other costs specifically identifiable or allocable to the distribution of Product including [*]. The FTE Costs related to Distribution Costs will be set as part of the annual budgeting process and will be calculated using [*]. The [*] will include [*]. For clarity, Distribution Costs shall not include [*].

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

“FTE” shall mean a total of [*] on the Development, manufacturing or commercialization of a Product carried out by employees of a Party having the appropriate relevant expertise to conduct such activities.

“FTE Costs” shall equal the number of relevant FTEs multiplied by the applicable FTE rate.

“Gross Sales” shall mean the gross amount invoiced by a Party or its Affiliates or sublicensees for sales of a Product to unrelated Third Parties in bona fide arms length transactions in the Territory, including [*]. For clarity, Gross Sales will include [*]. A sale or transfer of a Product by a Party to one of its Affiliates shall not be considered a sale to a Third Party for the purpose of this provision but the resale of such Product by such Affiliate to a Third Party shall be a sale for such purposes. In the event the Product is sold in the form of a Combination Product, for the purpose of determining Biogen Idec’s payment obligation under Section 8.3 (but not Section 8.4), Gross Sales will be the Combination Product Amount. [*]

“Marketing Costs” shall mean the FTE costs and other direct costs of marketing, promotion and advertising, including, without limitation, [*]. “Marketing Costs” shall also include activities related to [*]. For purposes of this definition, FTE costs shall be [*]. Marketing costs will specifically exclude [*].

“Medical Education Costs” means costs designed to [*].

“Net Sales” shall mean Gross Sales of a Product less applicable Sales Returns and Allowances.

“Ongoing Development Expense” shall mean FTE costs and other costs and expenses borne by either Party or its Affiliates with respect to Phase IV Clinical Trials approved by the JSC. For purposes of this definition, FTE Costs shall be [*].

“Operating Expenses” shall mean [*].

“Other Out-of-Pocket Costs” shall mean other operating expenses paid by the Parties or their Affiliates to Third Parties which are not part of Development Expenses, but are considered and approved by the JSC as expenses for purposes of the cost sharing arrangements under the Agreement. Other Out-of-Pocket Costs shall be limited to the following:

•	[*]

“Patent Expenses” means the sum of all out-of-pocket expenses reasonably incurred by a Party to prepare, file, prosecute and maintain Portola Patents, Biogen Idec Patents and Joint Patents, including the costs of interferences/oppositions proceedings with respect to such Patent Rights. In addition, Patent Expenses shall include [*].

“Phase IV Clinical Trial” means any clinical trial in an Indication to be conducted after a Regulatory Approval in such Indication which was mandated by the applicable Regulatory Authority as a condition of such Regulatory Approval.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

“Post-Approval Clinical Trial” shall mean any clinical trial in an Indication, other than a Phase IV Clinical Trial, to be conducted after a Regulatory Approval for such indication.

“Sales Costs” shall mean FTE costs and other direct costs approved by as part of the Collaboration Budget and specifically identifiable to sales of Products in the Territory. Sales Costs shall include [*].

“Sales Returns & Allowances” shall mean [*].

It is the intention of the Parties that the interpretation of these definitions in this Financial Exhibit will be in accordance with GAAP consistently applied in accordance with Biogen Idec then current practices. A Party will promptly make the appropriate adjustments to the financial information it supplies under the Agreement to reflect changes to the provisions, including reasonable detail underlying the adjustment, in reporting results of operation.

“Sales & Royalty Report” means a written report or reports showing on a country-by-country basis each of: [*].

A.2. Collaboration Budget and Quarterly Updates

First Collaboration Budget. As soon as practical following the Effective Date, Biogen Idec and Portola will prepare a Collaboration Budget for the Development Plan for 2011 and 2012, specifying in detail the activities to be performed during the year, staffing levels, and any approved use of Third Party contractors.

Yearly Updates. Biogen Idec and Portola shall, on an annual basis, shall prepare a Budget which shall specify in detail [*]. Budgets will contain monthly details/numbers. Budgets will be supplemented with high level business plans and costs for [*]. Each update to the budget under this paragraph and any modifications per the Quarterly Budget updates outlined below shall [*]. Collaboration Budgets will contain monthly details/numbers. Collaboration Budgets will be supplemented with high level business plans and costs for [*].

Quarterly Collaboration Budget Updates. (Also referred to as a “Quarterly Forecast.”) Biogen Idec and Portola shall revise the Collaboration Budget on a quarterly basis during the course of each year based on [*].

Sales & Royalty Forecast upon Exercise of the Opt-out Option. Upon exercise by Portola of its Opt-Out Option, Biogen Idec shall continue to provide to Portola a current calendar year Sales & Royalty Forecast that shows country-by-country projections of: [*].

A.3. Reporting

Reporting. Each Party shall report to the other Party Quarterly Forecasts and actual results of operations related to the following categories:

•	[*]

Reporting by each Party will be performed as follows:

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Reporting Event	Frequency	Timing of Submission
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]

The financial representatives from the Parties will review financial information monthly and meet as appropriate but shall in any event meet at least quarterly with at least one in person meeting annually to review and approve the following:

•	[*]

Reconciliation Statements. Within [*] following the end of a Calendar Quarter, each Party shall submit to the other Party a Pre-Reconciliation Report encompassing[*]. Within [*] following the end of a Calendar Quarter, each Party shall submit to the other Party its report of actual results as outlined above. Expenses charged by either Party shall not [*]. If the actual costs of implementing a Collaboration or the Development Plan are expected to vary by more[*]than [*] from the amounts budgeted for expenditure during the calendar year, the Responsible Development Party will promptly revise, as applicable, the Collaboration Budget or Development Plan and submit it in writing, with an explanation of the variance and the reasons therefore, for approval to the JSC. If the JSC does not approve the variance, the amount by which the actual costs exceed [*]

The financial representatives from each Party shall be responsible for, within [*] following the end of a Calendar Quarter, preparing a statement (“Reconciliation Statement”) in a format agreed to by the Parties showing [*]. The Reconciliation Statement and reports of actual results compared to budget will be sent to each party within[*] following the end of a Calendar Quarter for approval. Each party shall provide notice of approval or disapproval of the Reconciliation Statement within [*] of receipt. If both parties approve, the Reconciliation Statement will be sent to the JSC for its information. If either party disapproves, within [*] after receipt of the Reconciliation Statement the JSC shall meet to approve or otherwise resolve the Reconciliation Statement. Reconciliation Statements shall be made by Portola or Biogen Idec in the manner set forth in Section Y (section titled “Payments Between Parties” of this Financial Exhibit.]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Development Expense Reporting after Opt-Out Option is exercised. After Portola exercises its Opt-Out option, pursuant to 4.5 (b), Portola shall provide Biogen IDEC reports of [*] on a quarterly basis within [*] after the end of the Calendar Quarter. Within [*] after receiving such report from Portola, [*].

Foreign Exchange. The “Functional Currency” for accounting for Ongoing Development Expenses, Other Out-of-Pocket Costs and Development Expenses will be U.S. dollars. Except as the Parties otherwise mutually agree, for billing and reporting, the statement of operations will be translated into U.S. dollars. All payments to be made by Biogen Idec to Portola or from Portola to Biogen Idec under this Agreement shall be made in United States dollars by bank wire transfer in immediately available funds to a bank account in the United States designated in writing by Portola and Biogen Idec. In the case of sales outside the United States, the rate of exchange to be used in computing the monthly amount of currency equivalent in United States dollars due Portola or Biogen Idec shall be [*].

A.4. Audits and Interim Reviews. Either Party shall have the right to request that a nationally recognized, independent accounting firm perform an audit or interim review of the other Party’s books and records as they relate to activities under this Agreement in order to express an opinion regarding such Party’s accounting for revenues, costs and expenses under this Agreement. Such audits or review will be conducted at the expense of the requesting Party. Upon [*] prior written notice from a Party (the “Auditing Party”), the other Party (the “Audited Party”) shall permit the mutually agreed upon independent accounting firm to examine the relevant books and records of the Audited Party and its Affiliates as may be reasonably necessary to verify the reports and information submitted by the Audited Party and the accuracy of any Reconciliation Statement. An examination by a Party under this Section shall [*] and shall be limited to the pertinent books and records for any calendar year ending not more than [*] before the date of the request. The accounting firm shall be provided access to such books and records at the Audited Party’s facility(ies) and/or the facilities of its Affiliates or sublicensees where such books and records are normally kept and such examination shall be conducted during the Audited Party’s normal business hours. The Audited Party may require the accounting firm to sign a standard non-disclosure agreement with terms that are not inconsistent with the terms of the Agreement before providing the accounting firm access to the Audited Party’s facilities or records. Upon completion of the audit, the accounting firm shall provide both Biogen Idec and Portola a written report disclosing whether the reports submitted by the Audited Party are correct or incorrect and the specific details and supporting analysis for any discrepancies. No other information shall be provided to the Auditing Party. If the accounting firm determines that, based on errors in the reports so submitted, any report prepared in accordance with the Agreement is incorrect, the Parties shall promptly revise the report and the associated Reconciliation Statement and any additional amount owed by one Party to the other shall be paid within [*] after receipt of the accountant’s report, along with interest at the lesser of (i) the annualized interest rate at [*] or (ii) the highest rate permitted by applicable law from the date that such additional amount should have first been paid; provided, however, that [*]. Additionally, if the accountant determines that the reports submitted by the Audited Party overstate the Audited Party’s share by more than [*], the Audited Party shall reimburse the Auditing Party for the expenses incurred by the Auditing Party in conducting the audit. Notwithstanding anything to the contrary herein, the Parties shall coordinate with their Affiliates such that [*] with respect to the development, manufacturing, commercialization or other use of

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

the Product under any written agreement between the Parties and/or their Affiliates relating to the Product. In the event of any sublicense or transfer of rights with respect to Products by a Party under this Agreement, the sublicensor or transferor shall provide for audit rights by the other Party to this Agreement.

A.5. Payments Between the Parties. Based upon the Reconciliation Statement as approved by the JSC there shall be a cash settlement between the Parties no later than [*] after the end of each Calendar Quarter. In the event any payment is made after the date specified in the preceding sentence and provided that such payment is not otherwise subject to good faith dispute, the paying Party shall increase the amount otherwise due and payable by adding interest at the lesser of (i) the annualized interest rate at [*], as reported in the Wall Street Journal, Eastern Edition, on the due date (or, if the due date is not a business day, on the last business day prior to such due date); or (ii) the highest rate permitted by applicable law from the date that such additional amount should have first been paid. Any other amount owed by one Party to the other Party under this Agreement, except for amounts pursuant to Reconciliation Statements, that is not paid within the applicable time period set forth herein shall bear also simple interest at the lesser of [*] as determined above.

A.6. FTE Methodology

Tracking of FTE Costs

Each Party shall report Operating Expenses based on its project cost system (which shall in any event track FTEs by functional area and by month) or using such other system as such Party applies with respect to its internal programs. In general, these project cost systems shall report actual and/or allocable time spent on specific projects, apply the appropriate FTE rates, capture actual and/or allocable costs of specific projects and allocate other expenses to projects.

Total budgeted expenses incorporated in the FTE rate shall include: [*].

R&D FTE Costs. For the remaining calendar year 2011, the FTE rate will be set at [*]. This FTE rate shall apply to the FTE Costs related to Development Expenses, and Ongoing Development Expenses. The R&D FTE rate will increase annually (with the first of such increase commencing on January 1, 2013) to reflect the change over the preceding twelve (12) months for which data is then available in the Consumer Price Index in the Urban Consumers (CPI-u): US City Average, All Items (as published by the United States Department of Labor, Bureau of Statistics).

FTE Costs related to [*] will be set as part of the annual budgeting process and will be calculated using [*]. The [*] will include [*]. During this process [*] will be further stratified to include the following categories: [*].

A.7. Principles of Reporting

The results of operations of the will be presented in the following format (on a per Product basis), with the categories as defined in Section A.1 above:

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Income Statement

[*]

It is the intention of the Parties that the interpretation of these definitions will be in accordance with GAAP.

Reports; Payment of Royalty. During the Term, following the First Commercial Sale of a Product, Biogen Idec shall furnish to Portola a quarterly Sales & Royalty Report and the following information for Portola to fulfill its reporting obligation to Astellas: [*]. Reports shall be due on the [*] following the close of each Calendar Quarter. Royalties shown to have accrued by each royalty report shall be due and payable on the date such royalty report is due. Biogen Idec shall keep complete and accurate records in sufficient detail to enable the royalties payable hereunder to be determined.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

SCHEDULE 1

Material Transfer Agreements
	Institution	Principal Investigator	Agreement Date
[*]	[*]	[*]	[*]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.